UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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SonoSite, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 11, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of SonoSite, Inc., which will be held on Tuesday, April 26, 2005, at 8:00 a.m., local time, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904.

At the annual meeting, you will be asked to consider and vote to elect nine directors to SonoSite’s board of directors, to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005, to approve the 2005 Stock Incentive Plan and to approve the 2005 Employee Stock Purchase Plan.

SONOSITE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN AND “FOR” THE APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN.

You should read carefully the accompanying notice of annual meeting of shareholders and the proxy statement for additional related information.

To be sure that your shares are properly represented at the meeting, whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the telephone or Internet voting procedures described on the proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the annual meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Sincerely,

Kevin M. Goodwin
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE USING TELPHONE OR INTERNET VOTING IF AVAILABLE TO YOU,
OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.

SONOSITE, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 26, 2005

We will hold the 2005 Annual Meeting of Shareholders of SonoSite, Inc. at 8:00 a.m., local time, on Tuesday, April 26, 2005, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, for the following purposes:

•	to elect nine directors to SonoSite’s board of directors to serve until the 2006 annual meeting of shareholders;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005;

•	to approve the 2005 Stock Incentive Plan;

•	to approve the 2005 Employee Stock Purchase Plan; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on March 8, 2005, as the record date for determining shareholders entitled to notice of and to vote at the annual meeting.

The directors elected will be the nine candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting. The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify appointment of the independent registered public accounting firm, to approve the 2005 Stock Incentive Plan and to approve the 2005 Employee Stock Purchase Plan.

You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the telephone or Internet voting procedures described on the proxy card, even if you plan to attend the annual meeting. The shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted either by returning a proxy for the same shares bearing a later date, filing with the Secretary of SonoSite a written revocation bearing a later date or attending the annual meeting and voting in person.

By Order of the Board of Directors,

Kathryn Surace-Smith
Vice President,
General Counsel and Secretary

Bothell, Washington
March 11, 2005

SONOSITE, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is being furnished to holders of shares of common stock of SonoSite in connection with the solicitation of proxies by our board of directors for use at our 2005 annual meeting of shareholders to be held at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, at 8:00 a.m., local time, on Tuesday, April 26, 2005. Matters to be considered at the annual meeting are set forth in the accompanying notice of annual meeting of shareholders. It is expected that the notice of annual meeting of shareholders, proxy statement and accompanying form of proxy will be mailed to shareholders on March 25, 2005.

Record Date; Shares Entitled to Vote; Vote Required

Only our shareholders of record at the close of business on March 8, 2005, are entitled to notice of and to vote at the annual meeting. On that date, there were 15,422,281 shares of common stock outstanding. The number of shareholders of record of our common stock on March 8, 2005 was 3,161. This figure does not include the number of shareholders whose shares are held by a broker or clearing agency, but does include each such brokerage house or clearing agency as one holder of record.

Revocability of Proxies

Shares represented at the annual meeting by properly executed proxies will be voted at the annual meeting and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the specification so made. A proxy may be revoked by a shareholder at any time either by:

•	filing with the Secretary of SonoSite, prior to the annual meeting, either a written revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person, regardless of whether a proxy has previously been given.

Presence at the annual meeting will not revoke the shareholder’s proxy unless such shareholder votes in person.

Quorum and Voting

You will be entitled to one vote per share of common stock that you hold. Action may be taken on a matter submitted to shareholders at the annual meeting only if a quorum exists. The presence, in person or by proxy, of one-third of the outstanding shares of common stock entitled to vote as of the close of business on the record date constitutes a quorum. Abstentions and broker non-votes will count toward establishing a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “abstain” box on the proxy card, or when a shareholder present at the meeting does not cast a ballot.

Under applicable law and SonoSite’s restated articles of incorporation and amended and restated bylaws, if a quorum is present at the annual meeting, the nine nominees for election of directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors. You are not entitled to cumulative voting rights in the election of directors.

The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of the independent registered public accounting firm, to approve the 2005 Stock Incentive Plan and to approve the 2005 Employee Stock Purchase Plan.

Because custodians will have discretionary voting authority with respect to election of directors and the ratification of the independent registered public accounting firm, broker non-votes will have no effect with respect to the election of directors or ratification of the appointment of the independent registered public accounting firm. With respect to the proposals to approve the 2005 Stock Incentive Plan and to approve the 2005 Employee Stock Purchase Plan, custodians will not have discretionary voting authority. The outcome of these proposals is determined by a majority of votes cast, and abstentions and broker non-votes will have no effect on the outcome because they are not counted as votes cast for or against the proposal. For the same reason, abstentions will have no effect on the proposal to ratify the independent registered public accounting firm.

Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•  FOR the election of the director nominees listed in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	FOR the approval of the 2005 Stock Incentive Plan; and

•	FOR the approval of the 2005 Employee Stock Purchase Plan; and

•	At the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting by Mail. By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Voting by Telephone. You may be able to vote by telephone. If so, instructions are included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet. You may be able to vote on the Internet. If so, instructions are included with your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Electronic Delivery of Proxy Statement and Annual Report

This proxy statement and the 2004 annual report are available on our Internet site by going to http://www.sonosite.com and clicking on “Investors”. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save SonoSite the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the instructions provided when you vote over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access SonoSite’s proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time. You do not have to elect Internet access each year.

Householding

We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, or SEC. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside. Any one of the shareholders at a shared address may notify Automatic Data Processing, Inc., or ADP, either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, if such shareholder wishes to receive additional copies of this proxy, and ADP will deliver the additional copy promptly after the request. This procedure reduces our printing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are a shareholder of record and share an address with one or more other shareholders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, or you wish to request delivery of a single copy of our annual reports, proxy statements and other disclosure documents, you can do so by contacting ADP, either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from or added to the householding program within 30 days of receipt of your request.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Solicitation of Proxies

Proxies may be solicited by our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited in person, by mail or telephone. Any costs relating to such solicitation will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to beneficial owners.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting, nine directors are to be elected to hold office for a term of one year and, in each case, until his successor shall be elected and shall qualify. The board of directors has no reason to believe that any of the nominees listed below will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

Unless authority to do so is withheld, the persons named as proxies in the accompanying proxy will vote “FOR” the election of the nominees listed below.

The following table sets forth the name and age of each nominee for election as a director, the positions and offices held by the nominee with SonoSite and the period during which the nominee has served as a director of SonoSite.

Nominees

Name	Age	Positions and Offices With SonoSite	Director Since
Kirby L. Cramer	68	Chairman of the Board of Directors (non-executive)	1998
Kevin M. Goodwin	47	President, Chief Executive Officer and Director	1998
Edward V. Fritzky	54	Director	1998
Steven R. Goldstein, M.D.	54	Director	1998
Robert G. Hauser, M.D.	65	Director	2004
William G. Parzybok, Jr.	63	Director	1998
Jeffrey Pfeffer, Ph.D.	58	Director	1998
Richard S. Schneider, Ph.D.	64	Director	2001
Jacques Souquet, Ph.D.	58	Director	1998

Kirby L. Cramer has served as our non-executive Chairman of the Board since April 1998. Since 1991, Mr. Cramer has served as Chairman Emeritus of Hazleton Laboratories Corporation, a contract biological and chemical research laboratory, which was acquired by Corning Inc. in 1987. He also served as Chairman of Northwestern Trust Company, a private wealth management company, from 1993 until 2002, when it was acquired by Harris Trust Company, a private wealth management company. Since the acquisition, he has served as non-executive Chairman of Harris Trust Company. From 1968 to 1987, Mr. Cramer served as Chief Executive Officer of Hazleton Laboratories Corporation. In addition to the above, Mr. Cramer serves as non-executive Chairman of Corus Pharma, Inc., a private biotechnology company, and is a member of the boards of directors of Harris Bank, N.A., a private national bank, DJ Orthopedics Corporation, an orthopedic device company, and Landec Corporation, a material sciences company. Mr. Cramer holds a B.A. degree from Northwestern University and a M.B.A. degree from the University of Washington and is a graduate of the Harvard Business School’s Advanced Management Program.

Kevin M. Goodwin has served as our President, Chief Executive Officer and a director since April 1998. From February 1997 to April 1998, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound, Inc.’s handheld systems business group. From August 1991 to February 1997, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound’s businesses in Asia, the Pacific and Latin America. From 1987 to August 1991, Mr. Goodwin served in a variety of sales positions at ATL Ultrasound. From 1980 to 1987, Mr. Goodwin served in various management positions with American Hospital Supply, Picker International and Baxter Healthcare Corporation, all medical equipment and supply distributors. Mr. Goodwin holds a B.A. degree from Monmouth College, with an emphasis on hospital management, and attended the Executive Program at the Stanford Graduate School of Business.

Edward V. Fritzky has served as a director of SonoSite since April 1998. Mr. Fritzky served as Chairman of the Board and Chief Executive Officer of Immunex Corporation, a biotechnology company, from January 1994 until the merger of Immunex with Amgen Inc. in July 2002. From 1992 to 1994, he served as President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical and chemical company. Mr. Fritzky was Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, he was an executive at Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company, a pharmaceutical and chemical company. Mr. Fritzky also serves on the boards of directors of Amgen, Inc., a pharmaceutical company, Geron Corporation, a biopharmaceutical company, and Jacobs Engineering Group, Inc., an engineering and construction services company. Mr. Fritzky holds a B.A. degree from Duquesne University and is a graduate of the Advanced Executive Program at the J.L. Kellogg Graduate School of Management at Northwestern University.

Steven R. Goldstein, M.D. has served as a director of SonoSite since April 1998. Since 1995, he has served as Professor of Obstetrics and Gynecology at New York University School of Medicine. Since July 1980, Dr. Goldstein has held various positions as a doctor of Obstetrics and Gynecology at New York University Medical Center, serving as Director of Gynecological Ultrasound since 1994, and as Co-Director of Bone Densitometry for the Department of Obstetrics and Gynecology since 1997. Dr. Goldstein holds an M.D.

degree from New York University School of Medicine and completed his residency in Obstetrics and Gynecology at New York University-affiliated hospitals in 1980.

Robert G. Hauser, M.D., has served as a director of SonoSite since February 2004. In 2003-2004 and in 1995-1996, he served as President of Cardiovascular Services Division of Abbot Northwestern Hospital. Dr. Hauser has been a senior consulting cardiologist at the Minneapolis Heart Institute since 1992, and has served as Executive Director since July 1994 and President since February 1997. From 1987 to 2003, he was the director of Pacemaker Surveillance Clinic, Minneapolis Heart Institute. From 1988, Dr. Hauser served as President and Chief Executive Officer of Cardiac Pacemakers, Inc., and continued as its Chairman and Chief Executive Officer until 1992 following its acquisition by Guidant. Dr. Hauser is a fellow of the American College of Cardiology and a founding member and chairman of the Heart Rhythm Society (NASPE). He received a B.S. degree from the University of Cincinnati and an M.D. degree from the College of Medicine at University of Cincinnati.

William G. Parzybok, Jr. has served as a director of SonoSite since May 1998. From February 1991 to July 1998, Mr. Parzybok was Chairman of the Board and Chief Executive Officer of Fluke Corporation, a manufacturer of electronic test and measurement instruments. From 1988 to 1991, he served as Vice President and General Manager of various groups of Hewlett-Packard Company, a computer hardware and instrument manufacturer. Mr. Parzybok is a director of WRQ, Inc., a private software company, and Marned Corporation, a private development company. Mr. Parzybok holds B.S. and M.S. degrees from Colorado State University.

Jeffrey Pfeffer, Ph.D. has served as a director of SonoSite since April 1998. He is the Thomas D. Dee II Professor of Organizational Behavior at the Graduate School of Business at Stanford University, where he has been a faculty member since 1979. He also served on the faculty at the University of Illinois and the University of California at Berkeley and served as the Thomas Henry Carroll-Ford Foundation Visiting Professor of Business Administration at Harvard Business School. Dr. Pfeffer is a member of the boards of directors of Actify, Inc., a private three-dimensional software company, Audible Magic Corporation, a private internet software company, and Unicru, Inc., a private application service provider of hiring management systems. Dr. Pfeffer holds B.S. and M.S. degrees from Carnegie Mellon University and a Ph.D. degree from Stanford University.

Richard S. Schneider, Ph.D. has served as director of SonoSite since April 2001. From October 1990 until his retirement in June 1999, Dr. Schneider was general partner of Domain Associates in Princeton, New Jersey, a venture capital management firm focused on life sciences. From April 1986 to July 1990, he served as Vice President of 3i Ventures Corporation, a venture capital company. From June 1983 to December 1986, he served as President of Biomedical Consulting Associates, a biomedical products consulting company. From 1967 to June 1983, he was Vice President and founder of Syva Corporation, a diagnostics company that was part of Syntex Corporation, a pharmaceutical company. Dr. Schneider is a member of the board of directors of Illumigen Biosciences, Inc., a biopharmaceutical company and Landec Corporation, a material sciences company. Dr. Schneider holds a B.S. degree in chemistry from the University of California, Berkeley and a Ph.D. degree in organic chemistry from the University of Wisconsin. Dr. Schneider also completed post-doctoral studies at the Massachusetts Institute of Technology and attended the Stanford Graduate School of Business.

Jacques Souquet, Ph.D. has served as a director of SonoSite since April 1998. Dr. Souquet currently serves as a scientific consultant at Philips Medical Systems and served as Chief Technology Officer of Philips Medical Systems from January 2001 to mid-2002. Prior to that, Dr. Souquet served as Chief Technology Officer and Senior Vice President for Product Generation at ATL Ultrasound, which was acquired by Philips Medical Systems in September 1998. Dr. Souquet received a High Engineering Degree from Ecole Superieure d’Electricite of Paris, France, a Ph.D. degree from Orsay University of France in the field of optical memory, and a second Ph.D. degree from Stanford University in the field of new acoustic imaging techniques for medical ultrasound applications and nondestructive testing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES

BOARD OF DIRECTORS

Director Compensation

Directors who are employees of SonoSite do not receive any fee for their services as directors. Directors who are not employees of SonoSite are paid an annual retainer of $20,000 plus $1,000 for each board of directors meeting attended and $500 for each executive committee meeting attended. Any nonemployee director serving as Chairman of the Board is paid an additional annual retainer of $20,000. We also reimburse directors for reasonable expenses they incur in attending meetings of the board.

Directors are eligible to receive options to purchase shares of our common stock under our 1998 Stock Option Plan, or 1998 Plan. Each nonemployee director, including the Chairman, automatically receives an option to purchase 15,000 shares of our common stock on the date of his or her initial election or appointment as director. Each nonemployee director, including the Chairman, thereafter receives an option to purchase 10,000 shares of our common stock immediately following the next year’s annual meeting of shareholders (provided such director did not receive an initial grant upon appointment to the board of directors in that same year), and following each annual meeting of shareholders thereafter for as long as the director serves on our board. All options have an exercise price equal to the fair market value of the common stock on the date of grant. Options vest in full and become exercisable 12 months after the date of grant, assuming a director’s continued service on our board of directors during this time. Options expire on the tenth anniversary of the date of grant, subject to earlier termination if a director ceases to be a director. Immediately prior to a merger, consolidation, liquidation or similar reorganization of SonoSite, an option granted under the 1998 Plan may be exercised in whole or in part, regardless of whether the vesting schedule for the options has been satisfied.

SonoSite has provided liability insurance for its directors and officers since 1998. Great American Insurance Company is the principal underwriter of this coverage, which extends until September 1, 2005. The annual cost of this coverage is approximately $345,000.

Committee Membership and Function

The board of directors has established an executive committee, an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees is responsible to the board of directors and, except to the extent that sole authority over a particular matter has been granted to such committee, its activities are subject to approval of the board. The charters for each of the committees can be viewed on the Internet via our website at www.sonosite.com. The functions performed by these committees are summarized below.

Executive Committee.    The executive committee is appointed by the board of directors to support it in the performance of its duties and responsibilities in intervals between regularly scheduled meetings of the board of directors. A complete description of the Committee’s functions is provided in its written charter, which is accessible via our website at http://www.sonosite.com. Under our bylaws and subject to certain limitations imposed by state law, the executive committee possesses and may exercise, during the intervals between meetings of the board, the powers of the board in the management of the business and affairs of SonoSite with respect to matters specifically referred to it by the board of directors for deliberation or action. However, the executive committee has no authority to act with respect to the following:

•	The submission to shareholders of any action that needs shareholder approval under applicable laws and regulations;

•	The filling of vacancies on the board of directors or on any committee of the board of directors or the removal of members of the board of directors or any committee of the board of directors;

•	The adoption, amendment or repeal of our bylaws or restated articles of incorporation or any resolutions of the board of directors;

•	The appointment of any member of the Committee;

•	The issuance of any equity or debt security or the declaration of stock or cash dividends, stock rights or stock splits, of any kind;

•	The matters or powers conferred upon other committees of the board of directors; and

•	Any capital expenditure of any kind in excess of $1,000,000.

At each board meeting, the executive committee must make a report to the board of all action taken by it since its last report to the board. The current members of the executive committee are Messrs. Cramer (Chairman), Goodwin, Fritzky and Parzybok and Dr. Schneider. There were no executive committee meetings in 2004.

Audit Committee.    The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its financial oversight responsibilities. The Committee is governed by an audit committee charter adopted by the board of directors that may be amended by the board of directors at any time, in which case the most current version will be available on our web site at http://www.sonosite.com. The charter, which was most recently amended March 8, 2005, is also attached to this proxy statement in Appendix C. The audit committee’s primary duties and responsibilities include:

•	Appointing and retaining our independent auditors, approving all audit, review and attest services to be provided by the independent auditors and determining the compensation to be paid for such services;

•	Overseeing the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Overseeing the qualifications, independence and performance of our independent auditors and internal auditing department;

•	Providing an avenue of communication, including a meeting summary as part of regular board of directors meetings, among the independent auditors, management, the internal auditing department, and the board of directors;

•	Providing a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters; and

•	Monitoring compliance with legal and regulatory requirements.

The members of the audit committee in 2004 were Messrs. Parzybok (Chairman) and Fritzky and Dr. Pfeffer. In February 2005, Mr. Cramer moved from the compensation to the audit committee. The board of directors has determined that all members of the audit committee meet the independence requirements of both Nasdaq and the SEC and have designated Mr. Parzybok as SonoSite’s “audit committee financial expert,” as defined by the in Rule 401(h) of Regulation S-K promulgated by the SEC. Mr. Parzybok’s biographical summary is included under “Proposal One: Election of Directors — Nominees”. There were eight audit committee meetings in 2004.

Compensation Committee.    The compensation committee has been delegated by the board of directors to oversee all significant aspects relating to SonoSite’s compensation policies and programs, including recommending director and officer compensation. The Committee is governed by a compensation committee charter, adopted by the board of directors, which may be amended by the board of directors at any time, in which case the most current version will be available on our web site at http://www.sonosite.com. The compensation committee’s responsibilities include:

•	Reviewing and approving compensation and benefits for directors and our executive officers;

•	Administering our incentive compensation and benefits plans;

•	Reviewing and approving corporate and individual goals and objectives relevant to the compensation of our officers;

•	Evaluating the performance of our executive officers in light of individual and corporate goals and objectives; and

•	Making recommendations to the board of directors regarding such matters.

The members of the compensation committee in 2004 were Drs. Schneider (Chairman), Goldstein and Hauser and Mr. Cramer. In February 2005, Dr. Souquet was elected to the committee to replace Mr. Cramer, who moved to the audit committee. There were six compensation committee meetings in 2004.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is appointed by the board of directors to help ensure that the board of directors is appropriately constituted to meet its fiduciary obligations to SonoSite and its shareholders. A complete description of the Committee’s functions is provided in its written charter, which is accessible via our website at http://www.sonosite.com. The nominating and corporate governance committee’s primary duties and responsibilities include:

•	Identifying individuals qualified to become directors and selecting, or recommending that the board of directors select, director nominees for election at our annual meetings of shareholders;

•	Overseeing the annual assessment of each director;

•	Overseeing the assessment of board of directors committee membership and structure;

•	Monitoring the independence of directors under Nasdaq Stock Market listing requirements;

•	Reviewing corporate succession plans for the chief executive officer and other officers; and

•	Establishing director qualifications and the selection criteria for new directors.

The nominating and corporate governance committee currently consists of Messrs. Fritzky (Chairman), Cramer and Parzybok and Dr. Schneider, all of whom are independent directors within the meaning of the Nasdaq Marketplace Rules. The nominating and corporate governance committee held five meetings in 2004.

Board, Committee and Annual Meeting Attendance

In 2004, there were five meetings of the board of directors. Each board member attended at least 75% of the aggregate of the meetings of the board and of the committees on which he served. All directors attended our 2004 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee are independent directors, and none of them serve as a member of a compensation committee (or equivalent) or board of directors of any entity that has one or more executive officer serving as a member of our compensation committee or board of directors.

CORPORATE GOVERNANCE

Director Independence

The board of directors has determined that each of the following directors is an “independent director” as such term is defined in Marketplace Rule 4350(c)(4) of the National Association of Securities Dealers: Kirby L. Cramer, Edward V. Fritzky, Steven R. Goldstein, M.D., Robert G. Hauser, M.D., William G. Parzybok, Jr., Jeffrey Pfeffer, Ph.D., Richard S. Schneider, Ph.D. and Jacques Souquet, Ph.D. The board of directors has also determined that each of the members of the board committees, other than the executive committee, meets the independence requirements applicable to committees under the NASD and the Securities and Exchange Commission rules and regulations.

Executive Sessions

Our corporate governance principles require that at each board of directors meeting, and at such other times as determined by the Chairman or as required by applicable law, the independent directors shall meet separately in executive session without management present.

Director Nomination Process

The Nominating and Corporate Governance Committee reviews the skills, characteristics and experience of potential candidates for election to the board and recommends nominees for director to the full board for approval. As stated in our corporate governance principles posted on our website at www.sonosite.com, among the characteristics to be considered by the nominating and corporate governance committee in evaluating director candidates are professional background, business experience, judgment and integrity, familiarity with the healthcare industry and technical expertise. To the extent practicable, candidates for open director seats are selected on the principle that relevant business and industry experience is beneficial to the board of directors as a whole. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors and its committees, as well as the nature and time involved in a director’s service on other boards.

The nominating and corporate governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the board of directors as a result of a resignation or otherwise, or if the board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board of directors are polled for suggestions as to individuals meeting the criteria described above. The board of directors may also engage in research to identify qualified individuals or retain a third-party search firm.

In accordance with our bylaws and applicable law, recommendations for nominations for directors may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons for election as directors are set forth in our bylaws and the section of this proxy statement titled “Deadline for Receipt of Shareholder Proposals for 2006 Annual Meeting.” If a shareholder complies with these procedures for recommending persons for election as directors, the committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the committee’s independent judgment in accordance with the policies and procedures adopted in the committee’s charter, and based upon the same criteria used with respect to candidates selected by the board, will determine whether to recommend the candidates recommended by the shareholders to the board of directors for inclusion in the list of candidates for election as directors at the next shareholder meeting held to elect directors.

Shareholder Communications with the Board of Directors

The Board maintains a process for shareholders to communicate with the board of directors. Shareholders wishing to communicate with the board of directors should send any communication to Secretary, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Conduct

In February 2004, the board of directors adopted a code of conduct to guide our officers, directors and employees in complying with the law and maintaining the highest standards of ethical conduct. All of our employees must carry out their duties in accordance with the policies set forth in the code of conduct and with applicable laws and regulations. The code of conduct also sets forth our procedures for reporting possible wrongdoing to executive management and establishes a confidential procedure for reporting to the audit committee. A copy of the code of conduct can be accessed on the Internet via our website at www.sonosite.com.

Certain Relationships and Related Transactions

Relationship with ATL Ultrasound.    In connection with our spin-off from ATL, we entered into the following agreements with ATL that govern our relationship and provide for the allocation of certain liabilities and obligations arising from periods prior to the spin-off:

Technology Transfer and License Agreement.    We entered into a technology transfer and license agreement with ATL. Under this agreement, we took ownership of certain ultrasound technology developed as part of a government grant and also patent rights, which had been established or were being pursued for that technology.

As part of this agreement, we also entered into a cross-license whereby we have the exclusive right to use technology existing on the distribution date or developed by ATL during the three-year period following the Distribution Date in ultrasound devices weighing 15 pounds or less, and ATL has the exclusive right to use our technology existing on the Distribution Date or developed by us during the same three-year period in ultrasound devices weighing more than 15 pounds. On April 6, 2003, this license became nonexclusive and, except for the patented technology of each party, extends to all ultrasound devices regardless of weight.

Our license from ATL bears a royalty equivalent to a percentage of the net sales of ultrasound products under 15 pounds that use ATL technology. Royalty payments are required through September 2007. If, prior to April 6, 2006, any single person or entity engaged in the medical diagnostic imaging business, other than through the sale or manufacture of our products, obtains, directly or indirectly, voting control of a majority of our common stock or the power to elect our entire board of directors, we will be required to pay $75 million to ATL.

Change-in-Control Agreements With our Executive Officers.    We have entered into change-in-control agreements with Messrs. Garrett, Goodwin, Krause, Schuh and Ms. Surace-Smith, our executive officers. See “Executive Compensation — Change-in-Control Arrangements.”

We believe that the transactions described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Any future transactions between us and our officers, directors, principal shareholders and their affiliates will be subject to approval by a majority of our board of directors, including a majority of our independent and disinterested directors, and will be on terms that we believe are no less favorable to us than would be available from independent third parties.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The information contained in the following report of the compensation committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the SEC except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In 2004, the members of the compensation committee of the board of directors were Richard S. Schneider, Ph.D. (Chairman), Kirby L. Cramer, Steven R. Goldstein, M.D. and Robert G. Hauser, M.D., all of whom are independent nonemployee directors. In February 2005, independent nonemployee director, Jacques Souquet, Ph.D., replaced Mr. Cramer on the committee. The compensation committee is responsible for SonoSite’s executive compensation program and for administering all stock option plans, including the 1998 Plan, under which stock option grants and other types of incentive compensation may be made to executive officers. On an annual basis, the compensation committee evaluates the performance and compensation of SonoSite’s executive officers.

Compensation Philosophy

Our executive compensation philosophy is based on two key elements. The first is to attract and retain talented executive personnel by paying them market or a premium to market base salary. Offering market or premium to market base salary is designed to provide the executive personnel with the benefits of a stable base compensation that is comparable to what they would receive from most of our competitors. The second element is to provide executive personnel with a substantial equity position in the form of equity awards. Historically, our equity awards have been stock options, which we continue to believe appropriately link individual compensation to individual contribution and company performance, and align the executives’ financial interests with those of our shareholders. In light of accounting standard and market practice changes, the Committee continues to evaluate whether to structure executive officers’ compensation packages to include stock options as the sole form of equity compensation or to expand the types of equity awards made available to our officers and employees. As part of this process, Sonosite is submitting for shareholder approval two new equity compensation plans, as reflected in Proposals No. 3 and 4.

Elements of Executive Compensation

Base Salaries.    In July 2004, the compensation committee hired AON Corporation, a consulting firm, to evaluate our executive officers total compensation. In December 2004, based on the consulting firm’s evaluation, and after considering company and individual performance during the previous 18 months during which base salaries had not been increased, the committee recommended to the board adjustments in base salaries of some of our executive officers. The committee also considered competitive market salaries along with performance in determining the increases. Effective January 1, 2005, Mike Schuh, our Chief Financial Officer, received a 5.2% increase, Brad Garrett, our Chief Operating Officer received a 6.7% increase, Kathy Surace-Smith, our Vice President and General Counsel, received a 7.6% increase and Skip Krause, our Senior Vice President of International Sales, received a 14.2% increase. The 2004 salaries of the named officers are shown in the “Salary” column of the executive compensation table.

Bonuses.    The SonoSite, Inc. FY2004 Variable Incentive Bonus Plan (the “Plan”), the annual cash bonus plan for 2004, is intended to: (i) enhance shareholder value by promoting strong linkages between employee contributions and company performance; (ii) support achievement of the company’s business objectives; and (iii) promote retention of participating employees.

The payouts under this Plan for each participant were calculated based upon the formula of base salary multiplied by the incentive target percentage multiplied by the matrix percentage factor. The matrix percentage factor consists of both a revenue factor and an operating profits factor, weighing slightly higher on operating profits.

For fiscal year 2004, based on SonoSite’s performance, the compensation committee approved, based on the Plan Metrics, bonus payments as calculated by the payout formula. The bonus amounts for the executive officers are shown in the “Bonus” column of the executive compensation table.

Stock Option Grants.    Stock options are granted to provide a long-term incentive opportunity that is directly linked to increases in shareholder value. Generally, our options are granted with an exercise price at least equal to the market value of the common stock on the date of grant and have 10-year terms. Options granted prior to October 22, 2002 are generally exercisable in 25% annual increments beginning one year from the date of grant. In October 2002, the compensation committee recommended to the board, and the board approved, a change in the vesting schedule for employee option grants in order to make the terms of our options consistent with prevailing market practice. Beginning on October 22, 2002, initial options granted to new employees vest and become exercisable 25% on the one-year anniversary of the date of hire, and then vest approximately 2% monthly thereafter, with the options becoming 100% vested and exercisable four years from the employee’s date of hire. Option grants made to employees who have been employed by us for at least one year and have already received an initial option grant, vest approximately 2% per month, commencing one month from the date of grant, with 100% vested and exercisable four years from the date of grant. The compensation committee considers the performance of the officers during the past year when determining the amount of options to be granted to them.

During 2004, we granted options to purchase 10,000 shares of SonoSite stock to Skip Krause, Senior Vice President of International Sales. These options were granted for retention purposes and closer parity with the other officers. There were no additional grants to executive officers in 2004 as a result of a lack of options available in the current stock option plan.

Insurance.    SonoSite has provided liability insurance for its directors and officers since 1998. Great American Insurance Company is the principal underwriter of this coverage, which extends until September 1, 2005. The annual cost of this coverage is approximately $345,000.

Change-in-Control Agreements.    We have entered into change-in-control agreements with Messrs. Garrett, Goodwin, Krause, Schuh and Ms. Surace-Smith, our executive officers. See “Executive Compensation — Change-in-Control Arrangements.”

Compensation of the Chief Executive Officer

In December 2004, the compensation committee recommended a base salary increase for Mr. Goodwin to $350,000 based on company performance and competitive market data provided by the consulting firm that was hired to evaluate our executive compensation. This increase reflected a 7.7% increase from Mr. Goodwin’s fiscal year 2003 base salary. The committee also awarded Mr. Goodwin a bonus of $334,000 under the Plan, which reflected 187% of his target bonus award. The bonus payment was made at this level as a result of the combined revenue growth and net income growth of SonoSite. Specifically, the committee took into account that the company accomplished full year profitability, a 68% increase in international revenue over the previous year, gross margins of 67%, developed new technology that will increase its competitive advantage, and strengthened organizational effectiveness through several key hires.

Internal Revenue Code Section 162(m)

In making compensation decisions affecting the executive officers, the compensation committee considers, and to the extent practicable and to the extent permitted by applicable law, intends to maximize SonoSite’s ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for compensation in excess of $1 million paid to our Named Executive Officers. Certain compensation that qualifies under applicable tax regulations as “performance-based” compensation is specifically exempted from this deduction rule. The committee cannot assure that it will be able to fully deduct all amounts of compensation paid to persons who are Named Executive Officers in the future. Further, because the Committee believes it is important to preserve flexibility in designing its compensation programs, it has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The cash compensation that SonoSite paid to each of its executive officers during fiscal year 2004 was below $1,000,000, and the committee believes that stock options granted under the 1998 Plan will qualify as “performance-based compensation” pursuant to Section 162(m). The company is submitting for stockholder approval the 2005 Stock Incentive Plan in part in order to permit certain components of compensation to be paid out thereunder to qualify as performance-based compensation under Section 162(m) (as described more fully in Proposal 3).

Compensation Committee

Richard S. Schneider, Ph.D. (Chairman)
Steven R. Goldstein, M.D.
Robert G. Hauser, M.D.
Jacques Souquet, Ph.D.

AUDIT COMMITTEE REPORT

The information contained in the following report of the audit committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the SEC except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee of the board of directors for 2004 was composed of William G. Parzybok, Jr. (Chairman), Edward V. Fritzky and Jeffrey Pfeffer, Ph.D. In February 2005, Mr. Cramer joined the committee. Our board of directors has determined that all audit committee members are “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Marketplace Rules. Messrs. Parzybok and Fritzky and Dr. Pfeffer served on the audit committee for the entire year of 2004. The audit committee operates under a written charter, adopted by the board of directors on October 21, 2002, and as revised on February 11, 2004 and March 8, 2005. We are in compliance with the listing standards of the National Association of Securities Dealers, Inc. on audit committee charters and composition.

Our management is responsible for our internal controls and the financial reporting process. Our independent auditor, KPMG LLP, is responsible for conducting an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the Company’s consolidated financial statements, an opinion on management’s assessment of the effectiveness of internal controls over financial reporting and an opinion on the effectiveness of the Company’s internal controls over financial reporting based on the audit. The audit committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent auditors.

In this context, the audit committee has met and held discussions with management and the independent auditors. In addition, the members of the audit committee individually reviewed our consolidated financial statements before their filing with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee met with the independent auditors, without management present, to discuss the results of its audit, the evaluation of our internal controls and the overall quality of our financial reporting. The audit committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The audit committee also reviewed with our independent auditors the written disclosures required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the auditors’ independence. During 2004, the audit committee pre-approved all audit and non-audit services provided by our independent auditors.

Based on the audit committee’s discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Audit Committee

William G. Parzybok, Jr. (Chairman)
Kirby L. Cramer
Edward V. Fritzky
Jeffrey Pfeffer, Ph.D.

EXECUTIVE OFFICERS

Our executive officers and their ages as of December 31, 2004, are as follows:

Name	Age	Positions	Officer Since
Kevin M. Goodwin	47	President, Chief Executive Officer and Director	1998
Bradley G. Garrett	54	Chief Operating Officer	2000
Henry A. Krause, Jr.	56	Senior Vice President, International Sales	2003
Michael J. Schuh	44	Vice President, Finance, Chief Financial Officer and Treasurer	2000
Kathryn Surace-Smith	46	Vice President, General Counsel and Secretary	2002

Kevin M. Goodwin’s biographical summary is included under “Proposal One: Election of Directors — Nominees”.

Bradley G. Garrett was named chief operating officer in October 2003 and oversees product strategy, research and development, product management, manufacturing, information technology and service. Garrett joined SonoSite in April 2000 as chief customer fulfillment officer, overseeing our manufacturing operations for the Company including contract manufacturing integration. Prior to joining SonoSite, Garrett was vice president of operations for Laughlin-Wilt Group. From 1995 to 1997, he was vice president of operations for Advanced Input Devices. From 1988-1995, Garrett served as director of systems operations for ATL Ultrasound, a diagnostic ultrasound manufacturer. Garrett holds a master’s degree in business administration and a bachelor of arts degree, both from the University of Oregon in Eugene, Oregon.

Henry A. Krause, Jr., Senior Vice President, International Sales, joined SonoSite in September 2003. Prior to that, Krause was International Managing Director for SpaceLabs Medical Products, Inc., a manufacturer of patient monitoring and clinical information systems. From 1987 to 2002, Krause was responsible for worldwide marketing and strategic planning at SpaceLabs with divisional responsibility for Asia Pacific, Latin America, Canada and Japan operations. From 1983 to 1987, Krause was vice president, sales & marketing, export markets for Becton Dickinson. He has also held international sales positions at Abbott Laboratories and Procter & Gamble. Krause holds a master’s degree in international management from Thunderbird Graduate School and a bachelor of science in biology and chemistry from the University of Oregon.

Michael J. Schuh has served as Vice President, Finance and Chief Financial Officer since July 2000, and as Treasurer since February 2003. From July 2000 to October 2002, Mr. Schuh also served as Secretary. Previously, Schuh was with Leasetec Corporation in Boulder, Colorado for approximately 14 years in a variety of positions including vice president of finance, director of strategic planning and acquisitions, European finance director and corporate controller. He also acted as chief financial officer and chief operating officer of Capital Associates in Lakewood, Colorado. Prior to Leasetec, Schuh served for four years as senior consultant for Deloitte Haskins & Sells in Denver, Colorado. Schuh holds a bachelor’s degree in business administration from the University of Wisconsin in Madison, Wisconsin.

Kathryn Surace-Smith, Vice President, General Counsel and Corporate Secretary joined SonoSite in October 2002. From 1996 to August 2002, she was General Counsel at Metawave Communications, a telecommunications equipment provider. Prior to that, Surace-Smith served as International Counsel for Alcatel Telecom in Paris and as Counsel at the European Bank for Reconstruction and Development in London. After receiving her law degree from Columbia University in 1985, where she served as editor of the Columbia Law Review, she was in private practice with Gibson, Dunn & Crutcher from 1985 to 1992. She received her undergraduate degree from Princeton University.

EXECUTIVE COMPENSATION

Summary Compensation

The following summary compensation table sets forth information regarding compensation earned during 2004, 2003 and 2002 by our chief executive officer and our other executive officers whose salary and bonus exceeded $100,000 in 2004.

				Long-Term Awards
	Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Common Stock Underlying Options (#)	All Other Compensation (1)
Kevin M. Goodwin	2004	$337,981	$334,263	—	$34,485
President and Chief	2003	300,000	—	50,000	21,385
Executive Officer	2002	275,000	77,500	—	32,975

Bradley G. Garrett	2004	233,742	210,375	—	17,525
Chief Operating Officer	2003	198,300	25,000	25,000	18,350
	2002	195,000	29,500	20,000	9,325

Henry A. Krause, Jr. (2)	2004	182,211	210,875	10,000	12,345
Senior Vice President,	2003	47,115	—	15,000	1,413
International Sales	2002	—	—	—	—

Michael J. Schuh	2004	197,500	142,120	—	13,139
Vice President—Finance, Chief	2003	190,000	—	25,000	9,500
Financial Officer and Treasurer	2002	190,000	59,000	25,000	3,624

Kathryn Surace-Smith (3)	2004	183,548	132,022	—	6,675
Vice President, General Counsel	2003	166,265	32,500	20,000	5,111
and Secretary	2002	31,350	—	30,000	43

(1)	Unless otherwise indicated, “All Other Compensation” consists of employer-matching contributions made to the SonoSite 401(k) Retirement Savings Plan, group term life premiums paid by SonoSite, and accrued paid time off paid by SonoSite.

(2)	Mr. Krause joined SonoSite on September 11, 2003 and his 2003 compensation reflects a partial year of service.

(3)	Ms. Surace-Smith joined SonoSite on October 7, 2002, and her 2002 compensation reflects a partial year of service.

Option Grants in 2004

The following table sets forth information regarding stock options granted to our executive officers named in the summary compensation table above during the year ended December 31, 2004.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2004 (1)	Exercise Price Per Share (2)	Expiration Date	5%	10%
Kevin M. Goodwin	—	—	—	—	—	—
Bradley G. Garrett	—	—	—	—	—	—
Henry A. Krause, Jr.	10,000 (4)	7.12%	$25.0950	02/10/14	$157,821	$399,950
Michael J. Schuh	—	—	—	—	—	—
Kathryn Surace-Smith	—	—	—	—	—	—

(1)	Based on a total of 140,500 options granted to employees during 2004.

(2)	The exercise price per share is the average of the high and low sales prices of our common stock as reported on the date of grant by the Nasdaq National Market.

(3)	The assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future stock prices.

(4)	Such options vest and become exercisable at the rate of 25% on the first anniversary of the grant date and then 2.083% monthly thereafter, with 100% vested and exercisable four years from the date of grant.

Option Exercises in 2004 and Year-End Values

The following table sets forth information regarding the net value realized on the exercise of options during 2004 and the value of outstanding options at December 31, 2004 by our executive officers named in the summary compensation table above.

			Number of Securities Underlying Unexercised Options (#)		Value of Unexercised In-the-Money Options ($) (2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin M. Goodwin	19,219	$461,881	256,614	54,167	$5,914,083	$1,007,318
Bradley G. Garrett	37,500	660,050	70,416	27,084	611,207	526,818
Henry A. Krause, Jr.	—	—	4,687	20,313	67,704	237,521
Michael J. Schuh	—	—	105,416	34,584	1,225,744	674,556
Kathryn Surace-Smith	—	—	23,333	26,667	498,119	557,881

(1)	The value realized upon exercise of an option is the difference between the fair market value of the shares received upon exercise, valued on the exercise date, and the exercise price paid.

(2)	The value of the unexercised options is calculated based on the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2004, which was $33.95 per share.

Change-in-Control Arrangements

Change-in-Control Agreements.    We have entered into change-in-control agreements with each of the named executive officers. These agreements are substantially similar to each other.

Upon a change in control, during the term of the agreement and as long as the executive continues to be employed, the executive will receive an annual base salary that is no less than the annual base salary in effect immediately before the change in control and an annual bonus equal to at least the average of the three annual bonuses paid to the executive in the three years prior to the change in control. The executive also will be entitled to continue participating in our employee benefit and welfare benefit plans and programs.

Following a change in control, if the executive is terminated for cause or due to the expiration of his or her change-in-control agreement, or if he or she terminates employment for reasons other than for good reason (as defined in the agreement), the executive will receive only his or her salary and any accrued benefits for the period of service prior to such termination or expiration.

Following a change in control, if the executive’s employment is terminated for any reason other than death or disability, or any reason other than for cause, or if the executive terminates his or her employment for good reason, the executive will receive:

•	severance payments equal to two times the sum of (i) the executive’s annual base salary in effect immediately prior to the date of the change in control or the date of termination, whichever salary is higher, unless the executive is a part-time employee on the date of termination, in which case the executive’s annual base salary in effect on the date of termination will be paid, and (ii) a payment equal to the percentage of the executive’s annual base salary to be paid under clause (i) above that was paid as a bonus for the fiscal year ended immediately prior to the change in control or, if no bonus was paid in the prior year or if the termination occurred prior to the determination of such percentage, a payment of 10% of the annual base salary to be paid under clause (i);

•	a payment equal to the amount of any accrued benefits prior to the date of termination; and

•	insurance benefits, at our expense, for a period of one year after the date of termination or a payment, at our option, equal to the cost of such benefits for this one-year period.

The agreement also provides for payments to the executive if the executive, following a change in control, suffers a disability while employed by us and provides for payments to the executive’s estate if the executive dies while employed by us.

Each agreement provides for an initial term of two years, with automatic renewal for successive two-year terms on each annual anniversary date of the agreement, unless earlier terminated. If a change in control (as defined in the agreements) occurs, however, each agreement will expire two years after the change in control, unless earlier terminated. Each agreement may be earlier terminated:

•	prior to a change in control, by us upon 30 days’ prior written notice, so long as a change in control does not occur prior to the termination date set forth in the notice,

•	prior to a change in control, by the executive upon 30 days’ prior written notice, whether or not a change in control occurs prior to the termination date set forth in the notice, and

•	after a change in control, by us or the executive upon 30 days’ prior written notice.

1998 Plan.    Under the 1998 Plan (and under our Management Incentive Compensation Plan, which incorporates the terms of the 1998 Plan with respect to stock options), upon a change in control each outstanding option will automatically become exercisable in full for the total remaining number of shares covered by the option. In addition, during the 90-day period following a change in control, an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of common stock of SonoSite as determined pursuant to the 1998 Plan, in lieu of exercising the option and paying the option price. All restrictions on shares of restricted stock, if any are granted under the 1998 Plan, will lapse upon a change in control. These acceleration provisions apply to all outstanding options issued to all employees.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on shares of SonoSite’s common stock with the cumulative total return of the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers Stocks Index for the period beginning on December 31, 2000, and ending on December 31, 2004.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
SonoSite, Inc.	$115.91	$233.55	$118.82	$195.36	$308.64
Nasdaq National Market, U.S. Index	$137.81	$109.32	$75.53	$113.16	$123.06
Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index	$130.44	$142.26	$115.20	$170.23	$199.46

Assumes $100 invested in shares of SonoSite’s common stock, the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index, with all dividends reinvested. Stock prices shown above for the common stock are historical and not indicative of future price performances.

OWNERSHIP OF SONOSITE STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table summarizes information regarding the beneficial ownership of our outstanding common stock as of February 22, 2005, for:

•	each person or group that we know owns more than 5% of the common stock,

•	each of our directors,

•	each of our executive officers named in the summary compensation table, and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. As of February 22, 2005, 15,312,050 shares of common stock were issued and outstanding. The officers and directors in the following table can be reached at our principal offices.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
State of Wisconsin Investment Board (1) 121 East Wilson Street Madison, WI 53702	1,594,777	10.4%
Kopp Investment Advisors, LLC (1)(2) 7701 France Avenue South, Suite 500 Edina, MN 55435	1,396,005	9.1
Amaranth Advisors LLC (1)(3) One American Lane Greenwich, CT 06831	1,254,500	8.2
Brown Advisory Holdings Incorporated (1)(4) 901 South Bond Street, Suite 400 Baltimore, MD 21231	1,162,835	7.6
WM Advisors, Inc. (1) 1201 Third Avenue, 22nd Floor Seattle, WA 98101	1,087,688	7.1
AMVESCAP PLC (1)(5) 11 Devonshire Square London EC2M 4YR England	801,100	5.2
Kevin M. Goodwin (6)	309,260	2.0
Michael J. Schuh (7)	115,479	*
Kirby L. Cramer (8)	100,334	*
Jacques Souquet, Ph.D. (9)	71,721	*
Bradley G. Garrett (10)	66,979	*
William G. Parzybok, Jr. (11)	57,000	*
Jeffrey Pfeffer, Ph.D. (12)	53,800	*
Edward V. Fritzky (13)	51,000	*
Steven R. Goldstein, M.D. (14)	40,000	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Richard S. Schneider, Ph.D. (15)	35,000	*
Kathryn Surace-Smith (16)	24,583	*
Robert G. Hauser, M.D. (17)	16,000	*
Henry A. Krause, Jr. (18)	8,853	*
All directors and named executive officers as a group (13 people) (19)	950,009	6.2

*Less than one percent.

(1)	Based on publicly available information as of December 31, 2004.

(2)

Kopp Investment Advisors, LLC is wholly owned by Kopp Holding Company, LLC, which is controlled by LeRoy C. Kopp though Kopp Holding Company. Of these shares, Mr. Kopp holds sole voting and dispositive power over 100,000 shares.

(3)	Amaranth LLC, Amaranth Global Equities Master Fund Ltd, Amaranth Advisors LLC and Nicholas M. Maounis all have shared voting and investment power over the shares.

(4)

Includes 244,415 shares held by clients of Brown Investment Advisory and Trust Company, to which Brown Advisory Holdings Incorporated is a parent holding company, and 945,675 shares owned by clients of Brown Investment Advisory Incorporated, a wholly-owned subsidiary of Brown Investment Advisory and Trust Company.

(5)

Has sole voting and investment power over such shares. Such shares are held by the following entities in the respective amounts listed: AIM Advisors, Inc., 639,000, INVESCO Asset Management (Japan) Limited, 2,700, AIM Capital Management, Inc., 35,500, INVESCO Institutional (N.A.), Inc., 123,900.

(6)	Includes 259,739 shares subject to options exercisable within 60 days of February 22, 2005 and 10,602 shares held in individual retirement accounts.

(7)	Includes 111,979 shares subject to options exercisable within 60 days of February 22, 2005 and 1,000 shares held in an individual retirement account.

(8)	Includes 80,000 shares subject to options exercisable within 60 days of February 22, 2005 and 2,000 shares held by Mr. Cramer’s spouse.

(9)	Includes 53,332 shares subject to options exercisable within 60 days of February 22, 2005.

(10)	Includes 61,042 shares subject to options exercisable within 60 days of February 22, 2005.

(11)	Includes 50,000 shares subject to options exercisable within 60 days of February 22, 2005.

(12)	Includes 50,000 shares subject to options exercisable within 60 days of February 22, 2005 and 3,800 shares over which Dr. Pfeffer and his spouse share voting and dispositive power.

(13)	Includes 50,000 shares subject to options exercisable within 60 days of February 22, 2005.

(14)	Includes 40,000 shares subject to options exercisable within 60 days of February 22, 2005.

(15)	Includes 35,000 shares subject to options exercisable within 60 days of February 22, 2005.

(16)	Includes 24,583 shares subject to options exercisable within 60 days of February 22, 2005.

(17)	Includes 15,000 shares subject to options exercisable within 60 days of February 22, 2005.

(18)	Includes 8,853 shares subject to options exercisable within 60 days of February 22, 2005.

(19)	Includes 839,528 shares subject to options exercisable within 60 days of February 22, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no forms were required for those persons, we believe that during the 2004 fiscal year, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one purchase transaction by Dr. Hauser was not reported on a timely-filed Form 4, but such transaction was subsequently reported on Form 4, and all transactions are reflected in this Proxy Statement.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF KPMG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been recommended by the audit committee of the board for reappointment as our independent registered public accounting firm. KPMG LLP has been our independent registered public accounting firm since 1998. The firm is registered with the Public Company Accounting Oversight Board. The board of directors has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of SonoSite and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP.

A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if the representative so desires. The representative will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTINTG FIRM.

FEE DISCLOSURES

The following chart shows the aggregate KPMG LLP fees for professional services in the named categories for the years ended December 31, 2004 and December 31, 2003:

	Fiscal Year 2004	Fiscal Year 2003
Audit fees (1)	$763,000	$249,000
Audit-related fees (2)	13,000	11,000
Tax fees (3)	6,000	49,000
All other fees (4)	—	4,000
Total	$782,000	$313,000

(1)	Audit fees consisted of professional services rendered in connection with the audit of the Company’s annual financial statements, audit of the Company’s internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits and reviews of documents filed with the SEC.

(2)	Audit-related fees consisted of professional services rendered in connection with the audit of SonoSite’s 401(k) benefit plan.

(3)	Tax fees consisted of professional services rendered for the review of tax returns and consultations on various tax matters.

(4)	All other fees consisted primarily of assistance with compensation matters in various countries.

Pre-Approval of Audit and Non-Audit Services

The audit committee’s charter provides that the committee meet and pre-approve all audit services and all permissible non-audit services to be performed for SonoSite by its independent auditors. Our audit committee has determined that KPMG LLP’s rendering of all other non-audit services is compatible with maintaining auditor independence.

PROPOSAL NO. 3
APPROVAL OF THE SONOSITE, INC. 2005 STOCK INCENTIVE PLAN

On February 9, 2005, the Board approved the SonoSite, Inc. 2005 Stock Incentive Plan (the “Stock Plan”) under which 1,300,000 shares of common stock will be reserved for issuance (approximately 8.5% of the outstanding shares as of February 22, 2005). The Stock Plan will not become effective until it is approved by SonoSite’s shareholders. In accordance with applicable stock exchange listing standards, the Board is asking SonoSite shareholders to approve the Stock Plan so that SonoSite may use the shares reserved for issuance under the Stock Plan to assist SonoSite in achieving its goals of retaining, compensating and incentivizing its officers, employees, directors and consultants. SonoSite also seeks shareholder approval of the Stock Plan in order to qualify the Stock Plan and certain awards made under it under certain provisions of the Internal Revenue Code, as amended (the “Code”), including in order to qualify certain options to be granted under the Stock Plan as “incentive stock options” eligible for special tax treatment under Code Section 422 and to assure that SonoSite may fully deduct for federal income tax purposes certain compensation that may be paid under the Stock Plan in accordance with Section 162(m) of the Code.

The Stock Plan has a number of special terms and limitations, including:

•	subject to certain restrictions contained in the Stock Plan, employees (including officers), consultants and members of our board of directors (including non-employee or outside directors) are eligible to participate in the Stock Plan;

•	no employee may be granted, in any calendar year, options or other stock awards covering more than 250,000 shares, except that, in connection with his or her initial employment with SonoSite, an employee may be granted awards covering up to an additional 250,000 shares;

•	the per-share exercise price of stock options granted under the Stock Plan must equal at least the fair market value of a share of our stock on the grant date of the option;

•	shares may be granted under the Stock Plan as stock awards or stock units without requiring the participant to pay the Company an amount equal to the fair market value of the Common Stock as of the award grant date in order to acquire the award shares;

•	the exercise price of an option may not be reduced (repriced) without shareholder approval (other than in connection with a change in SonoSite’s capitalization, such as a stock split, stock dividend or similar transaction);

•	shares subject to an award that are surrendered to SonoSite in payment of the exercise price or withholding taxes due in connection with the award will not become available for re-issuance under the Stock Plan, while shares subject to awards that are canceled, forfeited or expired without the shares subject thereto being issued will become available for re-issuance under the Stock Plan;

•	for each share issued to a participant pursuant to an option under the Stock Plan, one share will be deducted from the reserve of shares remaining available for issuance under the Stock Plan, and for each share issued to a participant pursuant to a stock award under the Stock Plan, 1.65 shares will be deducted from the reserve of shares remaining available for issuance under the Stock Plan; and

•	shareholder approval is required for certain types of amendments to the Stock Plan.

Vote Required

Approval of the Stock Plan requires the affirmative vote of a majority of the shares of SonoSite common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

General

Types of Awards.    The Stock Plan permits us to issue stock options (both incentive stock options designed to comply with Code Section 422 and nonstatutory stock options which will not so comply), stock awards (including stock units), and cash awards. The purpose of granting awards under the Stock Plan is to compensate eligible service providers for their contributions to our business, encourage ownership in SonoSite by key personnel whose long-term employment is considered essential to SonoSite’s continued progress and thereby align participants’ and shareholders’ interests.

Administration.    The Stock Plan may be administered by the Board or by a committee appointed by the Board (as applicable, the “Administrator”). We anticipate that the Stock Plan will be administered by the compensation committee of our Board; however, with respect to grants to certain non-officer employees, the Administrator may from time to time delegate its authority to one or more officers of the Company. In any event, we will administer the Stock Plan in accordance with applicable law including in accordance with applicable Nasdaq listing standards.

Eligibility.    Awards may be granted under the Stock Plan to SonoSite employees (including officers), consultants and members of our board of directors (including non-employee or outside board members). Incentive stock options may be granted only to employees of SonoSite or its subsidiaries. The Administrator, in its discretion, selects the employees to whom stock options and other stock awards, as well as cash awards, may be granted, the time or times at which such awards are granted, and the terms of such awards. As of February, 2005, there are approximately 395 employees, directors and consultants, including five executive officers, eligible to receive discretionary awards under the Stock Plan.

Section 162(m) Limitations.    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and other equity awards pursuant to which the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of the income recognition event may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Specifically, the plan must be shareholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the Stock Plan provides that no employee may be granted more than 250,000 shares in any calendar year, except that an employee may be granted awards covering up to an additional 250,000 shares during the year in which the employee’s service to SonoSite commences.

The Stock Plan also provides that SonoSite may grant cash awards designed to qualify as performance-based compensation and specifies that the maximum amount payable under a cash award to any employee during a single calendar year is $5,000,000.

Additional requirements apply to certain forms of compensation, such as restricted stock awards, stock units and cash awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of such awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The Stock Plan permits SonoSite to issue awards incorporating such performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share, (5) stock price, (6) return on equity or average shareholders’ equity, (7) total shareholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in shareholder value relative to the moving average of the S&P 500 Index or SonoSite’s peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the Committee. To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by our board’s compensation committee in a manner designed to comply with Section 162(m). These criteria may be applied to SonoSite as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement.

Shareholder approval of the Stock Plan pursuant to this proposal will constitute shareholder approval of the share and dollar limitations for Section 162(m) purposes, as well as of the Qualifying Performance Criteria, set forth above.

Plan Characterization.    The Stock Plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    Subject to any required action by SonoSite’s shareholders, (1) the number and kind of shares covered by each outstanding award, (2) the price per share subject to each outstanding award and (3) the share limitations as set forth in the Stock Plan (including those established under Section 162(m)), will each be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of SonoSite’s stock, or any other increase or decrease in the number of issued shares of SonoSite’s stock effected without receipt of consideration by SonoSite.

In the event of a liquidation or dissolution and unless otherwise determined by the Administrator, any unexercised options or other stock awards pursuant to which shares have not yet been issued will terminate.

In the event of a change in control of SonoSite, as defined in the Stock Plan and determined by the Administrator, the Administrator, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or cancel awards for a cash payment to the awardee.

Nontransferability of Awards.    Unless otherwise determined by the Administrator, awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee. The Administrator will have the sole discretion to permit the transfer of an award to family members and other persons and entities permitted under the rules applicable to the Form S-8 registration statement (as now or hereafter in effect, or to any successor form); however, the transferability of incentive stock options is restricted under the Code. Further, the Stock Plan provides that the company shall not implement a program whereby outstanding Options or Stock Awards are transferred or exchanged for consideration (although the company may permit such transfers or exchanges on an individual awardee basis in connection with employment or severance arrangements).

New Plan Benefits.    Because benefits under the Stock Plan will depend on the Administrator’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors, and consultants if the Stock Plan is approved by the shareholders.

Amendment and Termination of the Stock Plan.    The Board may amend, alter or suspend the Stock Plan, or any part thereof, at any time and for any reason. However, SonoSite will obtain shareholder approval for any amendment to the Stock Plan to the extent required by applicable laws or stock exchange rules. In addition, without limiting the foregoing, unless approved by SonoSite shareholders, no such amendment shall be made that would: (1) materially increase the maximum number of shares available for issuance under the Stock Plan (other than an increase pursuant to a change in SonoSite’s capitalization such as a stock split or recapitalization), (2) reduce the minimum exercise price with which options may be granted under the Stock Plan, (3) reduce the exercise price of outstanding options, or (4) change the class of persons eligible to receive awards under the Stock Plan. No such action by the Board or shareholders may alter or impair any award previously granted under the Stock Plan without the written consent of the participant (except for certain changes specified in the Stock Plan). Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the shareholders.

Summary of Options, Stock Awards and Cash Awards

Options.    Each option is evidenced by a stock option agreement between SonoSite and the optionee and is subject to the following additional terms and conditions. The Stock Plan allows the Administrator broad discretion to determine the terms of individual options.

Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of options granted under the Stock Plan may not be less than 100% of the fair market value of the common stock on the date such option is granted (incentive stock options granted to employees who are also 10% shareholders must have an exercise price equal to 110% of the fair market value of the stock on the date of grant). SonoSite may grant options with exercise prices equal to less than 100% of the fair market value of the underlying option shares on the date of grant in connection with an acquisition by SonoSite of another company. The fair market value of the common stock is determined as the average of the highest and lowest quoted sales prices for the common stock on the date the option is granted (or if no sales were reported that day, the average on the last preceding day on which a sale occurred). As of February 22, 2005, the average of the highest and lowest quoted sales prices of common stock was $27.28 per share. No option may be repriced to reduce the exercise price of such option without shareholder approval (except in connection with a change in SonoSite’s capitalization, such as a stock split or a recapitalization).

Exercise of Option; Form of Consideration.    The Administrator determines when options become vested and exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. Initial options granted to new employees vest and become exercisable 25% on the one-year anniversary of the date of hire, and then vest approximately 2% monthly thereafter, with the options becoming 100% vested and exercisable four years from the employee’s date of hire. Option grants made to employees who have been employed by us for at least one year and have already received an initial option grant, vest approximately 2% per month, commencing one month from the date of grant, with 100% vested and exercisable four years from the date of grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of SonoSite (with some restrictions), broker assisted same-day sales, any other form of consideration permitted by applicable law, or any combination thereof.

Term of Option.    The term of an option may be no more than seven years from the date of grant (or up to ten and one-half years in certain jurisdictions outside of the United States). No option may be exercised after the expiration of its term.

Termination of Employment.    If an optionee’s employment terminates for any reason (other than as described below), then all options held by the optionee under the Stock Plan generally will terminate immediately upon the optionee’s termination; provided that the Administrator may in the stock option agreement specify a period of time (but not beyond the expiration date of the option) following the optionee’s termination during which the optionee may exercise the option as to shares that were vested and exercisable as of the optionee’s termination date.

Death or Disability.    Generally, if an optionee’s employment terminates as a result of optionee’s death or disability, then all options that are vested and exercisable as of the date of termination may be exercised for one year following the date of termination due to optionee’s death or disability, provided that no option may be exercised after the expiration of its term.

Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan, as may be determined by the Administrator.

Stock Awards.    Each stock award is evidenced by an award agreement between SonoSite and the participant. The Stock Plan allows the Administrator broad discretion to determine the terms of individual stock awards.

General Terms.    Each stock award agreement will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Stock Plan as stock awards or stock units without requiring the participant to pay the Company an amount equal to the fair market value of the Common Stock as of the award grant date in order to acquire the award shares.

Vesting.    The vesting of a stock award may (but need not) be subject to performance criteria (including Qualifying Performance Criteria), continued service of the participant, other market conditions or a combination of these conditions. The Administrator has the authority to accelerate vesting of an outstanding stock award.

Termination of Employment.    In the case of stock awards, including stock units, unless the Administrator determines otherwise, the restricted stock or restricted stock unit agreement will generally provide that the unvested stock or stock units will be forfeited upon the participant’s termination of employment for any reason.

Cash Awards.    Cash awards granted under the Stock Plan will generally be made to individuals who are, or who the Company anticipates may be, one of our five most highly compensated officers (such individuals being those employees whose compensation may not be fully deductible by SonoSite under Code

Section 162(m) if it exceeds with respect to a given year the limits imposed by that section). Each cash award granted under the Stock Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award that is settled for cash may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the Stock Plan for any fiscal year may not exceed U.S. $5,000,000. Nothing in the Stock Plan prevents the Company from granting cash awards outside of the Stock Plan to any individual.

Federal Income Tax Consequences of Options, Stock Awards and Cash Awards under the Stock Plan

The following is only a summary of the effect of U.S. federal income taxation upon awardees and SonoSite with respect to the grant and exercise of awards under the Stock Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax you must pay each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that alternative minimum tax income exceeds “regular” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, SonoSite is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise of vested shares, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of SonoSite is subject to tax withholding by SonoSite. Unless limited by Section 162(m) of the Code, SonoSite is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards.    Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to SonoSite. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by SonoSite. Unless limited by Section 162(m) of the Code, SonoSite is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by SonoSite. Unless limited by Section 162(m) of the Code, SonoSite will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

Prior to the third quarter of fiscal 2005, option grants or stock issuances made to employees under the Stock Plan that have fixed exercise or issue prices that are equal to or greater than the fair market value per share on the grant or issue date and that have a fixed number of shares associated with the award will generally not result in any direct charge to SonoSite’s reported earnings under current accounting rules. However, the fair value of those awards is required to be disclosed in the notes to SonoSite’s financial statements, and SonoSite also must disclose, in the notes to its financial statements, the pro forma impact those awards would have upon SonoSite’s reported earnings and earnings per share were the fair value of those awards at the time of grant treated as a compensation expense over the life of the award.

Beginning with the third quarter of fiscal 2005, SonoSite will generally be required to recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an award will be based on the number of shares subject to the award that are expected to vest. SonoSite will use either Black-Scholes or a binomial valuation model to measure fair value of option grants. In addition, SonoSite will be required to recognize compensation expense for stock awards as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation cost if an award lapses unexercised.

Incorporation by Reference

The foregoing is only a summary of the Stock Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SONOSITE, INC. 2005 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4
APPROVAL OF THE SONOSITE, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN

On February 9, 2005, the Board approved the SonoSite, Inc. 2005 Employee Stock Purchase Plan (the “ESPP”) under which 1,000,000 shares of common stock will be reserved for issuance (approximately 6.5% of the outstanding shares as of February 22, 2005). The ESPP will not become effective until it is approved by SonoSite’s shareholders. SonoSite seeks shareholder approval of the ESPP in order to qualify the ESPP and the right of participants to purchase shares pursuant to the ESPP under Section 423 of the Code.

The ESPP has a number of special terms and limitations, including:

•	subject to certain restrictions contained in the ESPP, employees (including officers) are eligible to participate in the ESPP;

•	shares subject to purchase rights that are canceled, forfeited or expired will become available for re-issuance under the ESPP;

•	for each share issued to a participant under a purchase right granted under the ESPP, one share will be deducted from the reserve of shares remaining available for issuance under the ESPP; and

•	shareholder approval is required for certain types of amendments to the ESPP.

Vote Required

Approval of the ESPP requires the affirmative vote of a majority of the shares of SonoSite common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

General.    The purpose of the ESPP is to provide employees of SonoSite (and any of its majority-owned subsidiaries designated by the Board of Directors) who participate in the ESPP with an opportunity to purchase through payroll deductions common stock of SonoSite at a discount to the market price of the shares as of the date of purchase. A total of 1,000,000 shares of common stock has been reserved for issuance under the ESPP. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code.

Administration.    The ESPP may be administered by the Board or by a committee appointed by the Board. We anticipate that the ESPP will be administered by the compensation committee of our Board. In any event, we will administer the ESPP in accordance with applicable law including with applicable Nasdaq listing standards.

Eligibility.    Any person who is customarily employed by SonoSite (or any of its majority-owned subsidiaries designated by the Board of Directors) for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP, provided that the employee is employed on the first day of an Offering Period (as defined below) or on the first day of the fourth month of an Offering Period and subject to certain limitations imposed by Section 423(b) of the Code. As of February 22, 2005, there are approximately 395 employees, including five executive officers, eligible to participate in the ESPP.

Plan Characterization.    The ESPP is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    Subject to any required action by SonoSite’s shareholders, (1) the number and kind of shares covered by each outstanding option, (2) the price per share subject to each outstanding option and (3) the maximum number of shares that may be purchased by an employee during any one Offering Period under the ESPP (including any amendment by the Administrator to the share limitation), will each be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of SonoSite’s stock, or any other increase or decrease in the number of issued shares of SonoSite’s stock effected without receipt of consideration by SonoSite.

In the event of a dissolution or liquidation of SonoSite, each Offering Period under the ESPP then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.

In the event of a change in control transaction of SonoSite, each outstanding right to purchase shares under the ESPP will be assumed or an equivalent right will be substituted by our successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute equivalent options for purchase rights outstanding under the ESPP, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the change in control and the Administrator will notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her purchase right has been changed to the New Purchase Date and that his or her purchase right will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period.

Nontransferability of Awards.    Unless otherwise determined by the Administrator, purchase rights granted under the ESPP are not transferable other than by will or the laws of descent and distribution.

New Plan Benefits.    Because benefits under the ESPP will depend on the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by the shareholders.

Offering Dates.    In general, the ESPP will be implemented by a series of six month offering periods (“Offering Periods”) commencing on or about May 1 and November 1 of each year and ending, respectively, on the next following October 31 and April 30 (or at such other times as may be determined by the Board of Directors), with the last day of each Offering Period being designated a “Purchase Date.” The first Offering Period to commence after the date of this Proxy shall commence on approximately June 1, 2005, assuming that the shareholders approve the Stock Plan. That first Offering Period will end on October 31, 2005.

Participation in the ESPP.    Eligible employees may participate in the ESPP by completing a subscription agreement in the form provided by SonoSite and filing it with SonoSite on a date prescribed by the Administrator prior to the first business day of the applicable Offering Period. The subscription agreement currently authorizes payroll deductions of up to fifteen per cent (15%) of the participant’s eligible compensation.

Purchase Price.    The purchase price per share at which shares are sold under the ESPP is eighty-five per cent (85%) of the lower of the fair market value of the common stock on (a) the date of commencement of the Offering Period (the “Offering Date”) or (b) the applicable Purchase Date. The fair market value on a given date shall be determined by the Board in its discretion based on the average of the highest and lowest quoted sales prices for the common stock for such date (or, in the event that the common stock is not traded on such date, on the immediately preceding trading date). The Administrator may change the discount applicable to the purchase price to decrease the amount of such discount.

Payment of Purchase Price; Payroll Deductions.    The purchase price of the shares is accumulated by payroll deductions during the applicable Offering Period. The deductions may be up to fifteen per cent (15%) of a participant’s eligible compensation received on each payday during the Offering Period. Eligible compensation is defined in the ESPP to include regular straight time pay, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, commissions and other compensation. A participant may discontinue his or her participation in the ESPP at any time during the Offering Period prior to a Purchase Date, and may decrease the rate of his or her payroll deductions to zero percent once during an ongoing Offering Period by completing and filing a new subscription agreement. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant. No interest accrues on the payroll deductions of a participant in the ESPP.

Purchase of Stock; Exercise of Option.    By executing a subscription agreement to participate in the ESPP, the participant accepts the grant of an ESPP option to purchase shares during an Offering Period. Within this limit, the number of shares purchased by a participant will be determined by dividing the amount of the participant’s total payroll deductions for such offering accumulated prior to the Purchase Date by the purchase price applicable for the Offering Period. Unless the participant’s participation is discontinued, each participant’s option for the purchase of shares will be exercised automatically on each Purchase Date at the applicable price. Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the ESPP if immediately after the grant of the option he or she would own five per cent (5%) or more of the combined voting power or value of all classes of stock of SonoSite or of a parent or of any of SonoSite’s subsidiaries (including stock which may be purchased under the ESPP or pursuant to any other options), nor shall any participant be permitted to purchase shares under the ESPP which (with all rights to purchase stock under all similar stock plans of SonoSite or of a parent or of any of SonoSite’s subsidiaries) exceed $25,000 in fair market value, determined as of the Offering Date of the Offering Period in which the participant is participating during each calendar year in which an option to purchase stock under the ESPP is outstanding. In addition, no participant shall be permitted to purchase more than 1,000 shares during an Offering Period, which limit is subject to adjustment by the Administrator if the new limit is announced at least ten days prior to the scheduled beginning of the first Offering Period to be affected and which would be adjusted upon a stock split or similar transaction. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an Offering Period exceeds the number of shares then available under the ESPP, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

Withdrawal.    A participant’s interest may be terminated in whole, but not in part, by signing and delivering to SonoSite a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable six-month period prior to a Purchase Date under the ESPP.

Any withdrawal by the participant of accumulated payroll deductions for a given Offering Period automatically terminates the participant’s interest in that Offering Period. All of the participant’s contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal. A participant’s withdrawal from an Offering Period does not have an effect upon such participant’s eligibility to participate in subsequent Offering Periods under the ESPP; however, the participant may not re-enroll in the same Offering Period after withdrawal.

Termination of Employment.    Upon termination of the participant’s continuous status as an employee prior to a Purchase Date of an Offering Period for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

In the event an employee fails to remain in continuous status as an employee of SonoSite for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the ESPP and the contributions credited to his or her account will be returned to him or her, without interest, and his or her option will be automatically terminated.

Amendment and Termination of the ESPP.    The Administrator may amend, alter or discontinue the ESPP, but SonoSite will obtain shareholder approval for any amendment to the ESPP to the extent required by applicable laws or stock exchange rules. In addition, unless approved by the shareholders of the Company, no such amendment shall be made that would materially increase the maximum number of shares for which a purchase right may be granted under the ESPP or change the class of persons eligible to receive purchase rights under the ESPP. No such action by the Administrator or the shareholders may impair any option without the written consent of the participant except as set forth below.

An Offering Period, or the ESPP, may be terminated by the Administrator on a Purchase Date or by the Administrator’s setting a new Purchase Date with respect to an Offering Period then in progress if the Administrator determines that termination of the ESPP and/or the Offering Period is in the best interests of SonoSite and its shareholders, or if continuation of the ESPP and/or the Offering Period would cause SonoSite to incur accounting charges in connection with the ESPP that the Administrator determines to be contrary to the best interests of the Company and its shareholders. Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator or a committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount of contributions withheld from a participant’s compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in SonoSite’s processing of properly completed withholding elections, decrease the amount of the discount from the fair market value of a share for purposes of establishing the purchase price for a future Offering Period, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Stock Plan.

Federal Income Tax Consequences of the ESPP

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in a manner that depends upon the holding period of the shares. If the shares are sold or otherwise disposed of (including by gift) more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen per cent (15%) of the fair market value of the shares as of the first day of the Offering Period. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. SonoSite is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Accounting Treatment

Effective with the third quarter of fiscal year 2005 (and so applicable to the first Offering Period operated under the ESPP), SonoSite expects that, based upon the structure of the ESPP, we will be required to record compensation expenses for financial statement purposes in connection with the rights to purchase our stock to employees granted under the ESPP.

Incorporation by Reference

The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SONOSITE, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN.

OTHER BUSINESS

The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying notice of annual meeting of shareholders and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

DEADLINE FOR RECEIPT OF
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Shareholder proposals intended for inclusion in the proxy materials for our 2006 annual meeting must be received by us no later than November 25, 2005 (the anniversary date of this year’s proxy mailing minus 120 days).

Pursuant to our bylaws, shareholders that intend to present a proposal that will not be included in the proxy materials must give written notice of the proposal to us no fewer than 90 days prior to the date of the 2006 annual meeting. If our 2006 annual meeting is scheduled for a date earlier than the first Tuesday in May, however, such notice must be given within ten days after our first public disclosure of the scheduled meeting date. In addition, if we receive notice of a shareholder proposal after February 8, 2006 (the anniversary date of this year’s proxy mailing minus 45 days), the persons named as proxies in the proxy materials will have discretionary authority to vote on such shareholder proposal. Such proposals should be directed to the Secretary, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904.

ANNUAL REPORT AND FORM 10-K

A copy of our combined annual report to shareholders and annual report on Form 10-K for the year ended December 31, 2004 accompanies this proxy statement. If you did not receive a copy, you may obtain one without charge by writing or calling Investor Relations, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904, (425) 951-1200.

By Order of the Board of Directors

Kathryn Surace-Smith
Vice President, General Counsel and Secretary

Bothell, Washington
March 11, 2005

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the telephone or Internet voting procedures described on the proxy card. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

APPENDIX A

SONOSITE, INC.
2005 STOCK INCENTIVE PLAN

ARTICLE I — GENERAL PLAN ADMINISTRATION

1. Purposes of the Plan.

The purpose of this Plan is to encourage ownership in SonoSite, Inc., a Washington corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the shareholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Article I, Section 4 of the Plan.

(b)	“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)	“Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d)	“Award” means a Cash Award, Stock Award or Option granted in accordance with the terms of the Plan.

(e)	“Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under Article II of the Plan.

(f)	“Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Cash Award” means a bonus opportunity awarded under Article II, Section 6 pursuant to which an Awardee may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(i)	“Change in Control” means any of the following, unless the Administrator provides otherwise:

i.	any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii.	the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

iii.	the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv.	the dissolution or liquidation of the Company,

v.	a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

vi.	any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(j)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(k)	“Committee” means the Compensation Committee of the Board or a committee of Directors appointed by the Board in accordance with Article I, Section 4 of the Plan.

(l)	“Common Stock” means the common stock of the Company.

(m)	“Company” means SonoSite, Inc., a Washington corporation, or its successor.

(n)	“Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(o)	“Conversion Award” has the meaning set forth in Article I, Section 4(b)(xi) of the Plan.

(p)	“Director” means a member of the Board.

(q)	“Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an Employee. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(r)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(s)	“Fair Market Value” means, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(t)	“Grant Date” means the date upon which an Award is granted to an Awardee pursuant to this Plan.

(u)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)	“Nasdaq” means the Nasdaq National Market.

(w)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)	“Option” means a right granted under Article II, Section 2 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(z)	“Plan” means this 2005 Stock Incentive Plan.

(aa)	“Qualifying Performance Criteria” shall have the meaning set forth in Article II, Section 7(b) of the Plan.

(bb)	“Share” means a share of the Common Stock, as adjusted in accordance with Article I, Section 7 of the Plan.

(cc)	“Stock Award” means an award or issuance of Shares or Stock Units made under Article II of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(dd)	“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(ee)	“Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(ff)	“Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(gg)	“Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

(a)	Aggregate Limits. Subject to the provisions of Article I, Section 7 of the Plan, the aggregate number of Shares that may be issued pursuant to Awards granted under Article II of the Plan is 1,300,000 Shares (the “Award Pool”). Shares subject to Awards that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall not become available for re-issuance thereafter under the Plan. In addition, for purposes of calculating the number of Shares that remain available in the Award Pool, for each Share issued to an Awardee pursuant an Option, one Share shall be deducted from the Award Pool, and for each Share issued to an Awardee pursuant to a Stock Award, 1.65 Shares shall be deducted from the Award Pool. The Shares issued pursuant to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b)	Code Section 162(m) Share Limit. Subject to the provisions of Article I, Section 7 of the Plan, the aggregate number of Shares subject to Awards granted under Article II of this Plan during any calendar year to any one Awardee shall not exceed 250,000, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 250,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitation set forth in this Article I, Section 3(b) shall be subject to adjustment under Article I, Section 7 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan.

4. Administration of the Plan.

(a)	Procedures; Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)	Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i.	to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii.	to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii.	to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iii.	to approve forms of Award Agreements for use under the Plan;

iv.	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

v.	to correct administrative errors;

vi.	to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

vii.	to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

viii.	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

ix.	to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Article I, Section 8 of the Plan and, except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Awardee;

x.	to allow Awardees to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xi.	to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xii.	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiii.	to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by an Awardee or other subsequent transfers by the Awardee of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xiv.	to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xv.	to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)	Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Awardees and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Company unless terminated earlier under Article I, Section 8 of the Plan.

6. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be seven (7) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be ten and one-half (10-1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

7. Adjustments upon Changes in Capitalization.

(a)	Subject to any required action by the shareholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) the Share limitations set forth in Article I, Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)	In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)	In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change of Control on such terms and conditions as it deems appropriate, including provide for the cancellation of Awards for a cash payment to the Awardee.

8. Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

i.	materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Article I, Section 7 of the Plan;

ii.	reduce the minimum exercise price for Options granted under the Plan;

iii.	result in a repricing of Options by (x) reducing the exercise price of outstanding Options, or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Article I, Section 7 of the Plan; or

iv.	change the class of persons eligible to receive Awards under the Plan.

(b)	Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee, as applicable, and the Administrator, which agreement must be in writing and signed by the Awardee, as applicable, and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)	Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

9. Designation of Beneficiary.

(a)	An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award. As an alternative, Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that an Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)	Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or the Company, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

10. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant, Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

11. Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

12. Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

14. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

15. Governing Law; Interpretation of Plan and Awards.

(a)	This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Washington.

(b)	In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)	The section headings used in this Plan are solely for convenience of reference, do not constitute a part of the Plan, and shall not shall affect its meaning, construction or effect.

(d)	The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)	All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Awardee believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Awardee may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f)	Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Washington. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

16. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Awardee, an Employee or any other persons as to:

(a)	The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)	Tax Consequences. Any tax consequence realized by any Awardee, Employee, or other person due to the receipt, exercise or settlement of any Option, or other Award granted hereunder.

17. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

ARTICLE II — OPTIONS, STOCK AWARDS AND CASH AWARDS

1. Eligibility.

Awards may be granted to Employees, Directors and Consultants of the Company or any of its Affiliates.

2. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)	Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i.	In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date; provided, however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Grant Date.

ii.	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

iii.	Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c)	No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Article I, Section 7(a) of the Plan), the exercise price of an Option may not be reduced without shareholder approval, as set forth above in Article I, Section 8(a)ii.

(d)	Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Awardee’s right to exercise all or part of the Option.

(e)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i.	cash;

ii.	check or wire transfer (denominated in U.S. Dollars);

iii.	subject to any conditions or limitations established by the Administrator, other Shares held by the Awardee which Shares shall have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, provided that prior to the date on which the Company becomes subject to FAS 123R, such Shares shall, in the case of Shares acquired by the Awardee upon the exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender;

iv.	consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v.	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vi.	any combination of the foregoing methods of payment.

(f)	Effect of Termination of Employment on Options.

i.	Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Article II, Sections 2(f)(ii) and (iii) below, any outstanding Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii.	Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability in accordance with the Company’s or its Subsidiaries’ policies, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until one (1) year following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability; provided, however, that in no event shall an Option be exercisable after the expiration date of such Option. If the Awardee does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii.	Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, the Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Article I, Section 9 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

iv.	Other Terminations of Employment. The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

(g)	Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(h)	Other Terms. Option Agreements evidencing Options shall contain such other terms and conditions as the Administrator may determine and as shall be consistent with the requirements of the Plan.

3. Incentive Stock Option Limitations/Terms.

(a)	Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b)	$100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 3(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)	Exercise Price. The exercise price of Incentive Stock Option shall be as specified in Article II, Section 2(b)i. above.

(d)	Transferability. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Awardee will not constitute a transfer. An Incentive Stock Option may be exercised, during the lifetime of the Awardee only by such Awardee.

(e)	Term. An Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

4. Exercise of Option.

(a)	Procedure for Exercise; Rights as a Shareholder.

i.	Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii.	An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii.	Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

iv.	The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

5. Stock Awards.

(a)	Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)	Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c)	Rights as a Shareholder. Unless otherwise provided by the Administrator, the Awardee shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Awardee. Unless otherwise provided by the Administrator, an Awardee holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual shareholder.

6. Cash Awards.

Each Cash Award will confer upon the Awardee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a)	Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Awardee as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $5,000,000.

(b)	Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c)	Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the

Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)	Termination of Employment. The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death or (iii) otherwise shall have on any Cash Award.

7. Other Provisions Applicable to Awards.

(a)	Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Notwithstanding the above and subject to Article II, Section 3(d), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or to such other persons or entities as it deems appropriate; provided however that the Company shall not implement a program whereby outstanding Options or Stock Awards are transferred or exchanged for consideration, except as the Administrator may otherwise determine to do in its sole discretion on an individual by individual Awardee basis in connection with employment or severance arrangements or in a manner permitted under the rules applicable to the Form S-8 registration statement (as now or hereafter in effect, or to any successor form). If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as “extraordinary” or as discontinued operations in the Company’s financial statements.

(c)	Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such

Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)	Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

APPENDIX B

SONOSITE, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I — GENERAL PLAN ADMINISTRATION

1. Purposes of the Plan.

The purpose of this Plan is to encourage ownership in SonoSite, Inc., a Washington corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the shareholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Article I, Section 4 of the Plan.

(b)	“Applicable Laws” means the requirements relating to the administration of employee stock purchase plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to ESPP Options subject to the laws of any foreign jurisdiction where ESPP Options are, or will be, granted under the Plan, the laws of such jurisdiction.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change in Control” means any of the following, unless the Administrator provides otherwise:

i.	merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii.	sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

iii.	the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv.	dissolution or liquidation of the Company,

v.	contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

vi.	other event specified by the Board or a Committee, regardless of whether at the time the ESPP Option is granted or thereafter.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Compensation Committee of the Board or a committee of Directors appointed by the Board in accordance with Article I, Section 4 of the Plan.

(g)	“Common Stock” means the common stock of the Company.

(h)	“Company” means SonoSite, Inc., a Washington corporation, or its successor.

(i)	“Compensation” means all earnings reported as wages on Form W-2, including straight time pay, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, commissions and other compensation, but excluding any compensation recognized in connection with any Company equity awards.

(j)	“Contributions” means all amounts credited to the account of a Participant pursuant to Article II of the Plan.

(k)	“Designated Subsidiaries” means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as a Subsidiary whose employees are eligible to participate in Article II of the Plan.

(l)	“Director” means a member of the Board.

(m)	“Employee” means any person, including an Officer, who is treated as an employee of the Company for payroll tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(n)	“ESPP Option” means an option to purchase on each Purchase Date within an Offering Period a number of Shares of the Company’s Common Stock determined by dividing an Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price granted in accordance with the terms of Article II of the Plan.

(o)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value” means, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(q)	“Nasdaq” means the Nasdaq National Market.

(r)	“Offering Date” means the first Trading Day of each Offering Period under Article II of the Plan, except that in the case of an individual who becomes an eligible Employee after the first Trading Day of an Offering Period but prior to the first day of the fourth month of such Offering Period, the term “Offering Date” with respect to such individual means the first Trading Day of the fourth month of such Offering Period.

(s)	“Offering Period” means a period, established for purposes of Article II of the Plan, of six (6) months’ duration except for Offering Periods which are of shorter duration as a result of a Participant’s applicable Offering Date with respect to such Offering Period being an interim Offering Date as provided in Article I, Section (r) or with respect to the first Offering Period under the Plan. The duration and timing of Offering Periods may be changed pursuant to Article I, Section 7 and Article II, Section 2 of the Plan, provided that no Offering Period shall exceed a period of twenty-seven (27) months.

(t)	“Participant” means any person (including any estate) to whom an ESPP Option has been granted (or transferred as permitted) under Article II of the Plan.

(u)	“Plan” means this 2005 Employee Stock Purchase Plan.

(v)	“Purchase Date” means the last Trading Day of each Offering Period under Article II of the Plan.

(w)	“Purchase Price” means with respect to a Purchase Period an amount equal to 85% (unless such percentage is changed pursuant to Article I, Section 7) of the Fair Market Value of a Share of

Common Stock on the applicable Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under Article II of the Plan as a result of a shareholder-approved amendment to the Plan, (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% (unless such percentage is changed pursuant to Article I, Section 7) of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(x)	“Share” means a share of the Common Stock, as adjusted in accordance with Article I, Section 6 of the Plan.

(y)	“Subscription Agreement” means an agreement entered into between a Participant and the Company under Article II, Section 4 of the Plan.

(z)	“Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq National Market System are open for trading.

3. Stock Subject to the Plan.

Subject to the provisions of Article I, Section 6 of the Plan, the aggregate number of Shares that may be issued pursuant to ESPP Options granted under Article II of the Plan is 1,000,000 Shares (the “ESPP Pool”). Shares subject to ESPP Options that are cancelled, expire or are forfeited shall be available for re-grant under the Plan.

4. Administration of the Plan.

(a)	Procedures; Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)	Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i.	to correct administrative errors;

ii.	to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and ESPP Options granted pursuant to the Plan;

iii.	to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

iv.	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

v.	to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an ESPP Option, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

vi.	to make all other determinations deemed necessary or advisable for administering the Plan and any ESPP Option granted hereunder.

(c)	Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any ESPP Option granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of twenty (20) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Company unless terminated earlier under Article I, Section 7 of the Plan.

6. Adjustments upon Changes in Capitalization.

(a)	Subject to any required action by the shareholders of the Company, (i) the number and kind of Shares covered by each ESPP Option, (ii) the price per Share subject to each such ESPP Option and (iii) the Share limitation set forth in Article II, Section 5(c) of the Plan (including any amendment by the Administrator to the limitation set forth in Section 5(c) of the Plan), shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an ESPP Option.

(b)	In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator. In the event of a Change in Control, each ESPP Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute equivalent options for ESPP Options outstanding under the Plan, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Change in Control and the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her ESPP Option has been changed to the New Purchase Date and that his or her ESPP Option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Article II, Section 9.

7. Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Subscription Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

i.	materially increase the maximum number of Shares for which ESPP Options may be granted under the Plan, other than an increase pursuant to Article I, Section 6; and

ii.	change the class of persons eligible to receive ESPP Options under the Plan.

(b)	Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any ESPP Option, unless mutually agreed otherwise between the Participant, as applicable, and the Administrator, which agreement must be in writing and signed by the Participant, as applicable, and the Company and must comply with Code Section 423; provided however that notwithstanding anything to the contrary in this Section, the Administrator shall be permitted to terminate, amend and change the rights provided under Article II including to outstanding ESPP Options pursuant to subsection (c) below.

(c)	Administrative Authority to Amend or Terminate the Plan. An Offering Period or the Plan may be terminated by the Administrator on a Purchase Date or by the Administrator’s setting a new Purchase Date with respect to an Offering Period then in progress if the Administrator determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and its shareholders, or if continuation of the Plan and/or the Offering Period would cause the Company to incur accounting charges in connection with the Plan that the Administrator determines to be contrary to the best interests of the Company and its shareholders. Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator or a committee shall be entitled to change the Offering Periods (including the duration and timing of Offering Periods), limit the frequency and/or number of changes in the amount of Contributions withheld from a Participant’s Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, with respect to future Offering Periods decrease the amount of the discount from the Fair Market Value of a Share for purposes of establishing the Purchase Price for an Offering Period, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(d)	Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of ESPP Options granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating a Participant’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

8. Designation of Beneficiary.

(a)	A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under Article II of the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. As an alternative, Participant may include his or her ESPP Options in an omnibus beneficiary designation for all benefits under the Plan. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. To the extent that a Participant has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any ESPP Option hereunder until changed by the Participant to the extent enforceable under Applicable Law.

(b)	Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall allow the executor or administrator of the estate of the Participant to exercise the ESPP Option or the Company shall deliver such Shares and/or cash to the executor or the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Participant to exercise the ESPP Option to the extent permissible under Applicable Law or the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

9. No Right to Employment.

No person shall have any claim or right to be granted an ESPP Option and the grant of any ESPP Option shall not be construed as giving a Participant the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Participant at any time without liability or any claim under the Plan, except as provided herein or in any Subscription Agreement entered into hereunder.

10. Legal Compliance.

Shares shall not be issued pursuant to the Plan unless such issuance and the delivery of such Shares shall comply with Applicable Laws and such compliance shall be further subject to the approval of counsel for the Company with respect to such compliance.

11. Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

13. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

14. Governing Law; Interpretation of Plan and ESPP Options.

(a)	This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Washington.

(b)	In the event that any provision of the Plan or ESPP Option granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or ESPP Option shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)	The section headings used in this Plan are solely for convenience of reference, do not constitute a part of the Plan, and shall not shall affect its meaning, construction or effect.

(d)	The terms of the Plan and any ESPP Option shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)	All questions arising under the Plan or any ESPP Option shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Participant shall as a condition to the receipt of an ESPP Option be deemed to explicitly waive any right to judicial review.

(f)	Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Washington. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

15. Limitation on Liability.

The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Employee or any other persons as to:

(a)	The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)	Tax Consequences. Any tax consequence realized by any Employee or other person due to the receipt, exercise or settlement of any ESPP Option.

16. Unfunded Plan.

Insofar as it provides for ESPP Options, the Plan shall be unfunded. Any liability of the Company to any Participant with respect to an ESPP Option shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

ARTICLE II — ESPP OPTIONS

1. General.

This Article II provides Employees with the right to purchase Shares, through payroll deductions, in a manner designed to comply with Code Section 423.

2. Offering Periods.

Article II of the Plan shall be implemented by a series of Offering Periods of approximately six (6) months’ duration, with new Offering Periods commencing on or about May 1 and November 1 of each year and ending, respectively, on the next following October 31 and April 30 (or at such other time or times as may be determined by the Administrator); provided however that the first Offering Period under the Plan shall commence following shareholder approval of the Plan on such date as is specified by the Administrator and shall end on October 31, 2005. Offering Periods shall occur on a continuing, successive basis until the Plan or an Offering Period is terminated in accordance with Article I, Sections 5 or 7, as applicable. Notwithstanding the above, the Administrator shall have the power to change the timing, duration and/or the frequency of Offering Periods with respect to future Offering Periods if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

3. Eligibility.

Any individual who is an Employee as of an applicable Offering Date shall be eligible to participate in such Offering Period, subject to the requirements of Article II, Section 4 and to the limitations imposed by the Plan and Code Section 423(b).

4. Participation; Subscription Agreement.

(a)	Offering Periods. An Employee who is eligible to participate in the Plan under Article II, Section 3 above may become a Participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed Subscription Agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

(b)	Requirements as to Subscription Agreement and Participation.

i.	A Participant’s Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be paid as Contributions pursuant to the Plan, which percentage shall be a whole percentage and shall be not less than one percent (1%) and not more than fifteen percent (15%) (or such other maximum percentage as the Administrator may establish from time to time before an Offering Period) of such Participant’s Compensation on each payday during the Offering Period.

ii.	A Participant’s subscription shall be effective for the Offering Period with respect to which it is filed, and also shall be automatically effective for each successive Offering Period that commences after the end of the Offering Period for which it is filed, unless the Participant changes his or her Contribution rate for the next Offering Period by following the procedures set forth in Article II, Section 4(b)(iii) below, withdraws from the Plan in accordance with Article II, Section 9, or is otherwise ineligible to participate in the next Offering Period.

iii.	A Participant may decrease his or her rate of Contributions to zero percent (0%) during an ongoing Offering Period (and remain at that rate through the Purchase Date for the Offering Period, unless he or she otherwise withdraws in the manner specified in Section 9 below) but otherwise may not increase or decrease his or her rate of Contributions during an Offering Period. In addition, a Participant may discontinue his or her participation in the Plan as provided in Article II, Section 9 at any time prior to a Purchase Date. In addition, subject to Article II, Section 4(a) above, a Participant may change his or her rate of Contributions under the Plan with respect to the next Offering Period by filing a new Subscription Agreement with the Company on or prior to the tenth (10th) business day prior to the first day of such next Offering Period (or by such other date as is specified by the Administrator) or by following an electronic or other procedure designated by the Administrator, in each case specifying the new Contribution rate that shall apply with respect to such Offering Period. Such change in Contribution rate will be effective as of the first payroll period following commencement of the next Offering Period.

5. Grant of Option; Limitations.

(a)	Grant of Option. Subject to the limitations in subsections (c), (d) and (e) of this Section 5 and Section 10 of Article II, on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an ESPP Option.

(b)	Acceptance of ESPP Option Grant. An Employee may accept the grant of such ESPP Option by electing to participate in the Plan in accordance with the requirements of Article II, Section 4(a). Exercise of the ESPP Option shall occur as provided in Article II, Section 7 below.

(c)	Limit on Number of Shares Purchased. Notwithstanding the above, the maximum number of Shares an Employee may purchase during each Offering Period shall be 1,000 Shares subject to adjustment pursuant to Article I, Section 6. In addition to the limits on an Employee’s participation in the Plan set forth herein, the Administrator in its sole discretion may establish new or change existing limits on the number of Shares an Employee may elect to purchase with respect to any Offering Period if such limit is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period to be affected.

(d)	Limit on Value of Shares Purchased. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an ESPP Option under the Plan if such ESPP Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time such ESPP Option is granted) for each calendar year in which such ESPP Option is outstanding at any time.

(e)	5% Owner Limit. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an ESPP Option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

6. Method of Payment for Purchase of Shares.

Article II of this Plan shall be operated as a payroll deduction plan. All payroll deductions made by a Participant shall be credited to his or her account under Article II of the Plan. A Participant may not make any additional payments into such account other than through the payroll deduction feature of Article II the Plan.

(a)	Limitation on Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and the limitations of Article II, Section 5, a Participant’s payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period. Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription Agreement at the beginning of the next Offering Period or, in the case of the limitation of Article II, Section 5(d), the first Offering Period which is scheduled to end in the following calendar year, unless the Participant withdraws in accordance with Article II, Section 9, or is otherwise ineligible to participate in such Offering Period.

(b)	Tax Withholding. At the time an ESPP Option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under Article II of the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the ESPP Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

(c)	Interest. No interest shall accrue on the Contributions of a Participant in the Plan.

7. Exercise of Option.

(a)	During his or her lifetime, a Participant’s ESPP Option to purchase Shares hereunder is exercisable only by him or her.

(b)	Unless a Participant withdraws from the Plan as provided in Article II, Section 9, his or her ESPP Option for the purchase of Shares will be exercised automatically on the Purchase Date of an Offering Period, and unless otherwise limited by Section 5 or Section 10 of Article II, the maximum number of full Shares subject to the ESPP Option will be purchased at the applicable Purchase Price with the accumulated Contributions in the Participant’s account.

(c)	No fractional Shares shall be purchased. Any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article II, Section 9 below. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

8.	Delivery.

The Shares purchased upon exercise of an ESPP Option hereunder shall be deemed to be transferred to the Participant as soon as administratively practicable on or following the Purchase Date. As promptly as administratively practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each Participant, as appropriate, a certificate representing the Shares purchased upon exercise of his or her ESPP Option. Notwithstanding the foregoing, the Administrator may require that all Shares purchased under Article II of the Plan be held in an account (the Participant’s “ESPP Stock Account”) established in the name of the Participant (or in the name of the Participant and his or her spouse, as designated by the Participant on his or her subscription agreement), subject to such rules as determined by the Administrator and uniformly applied to all Participants, including designation of a brokerage or other financial services firm (an “ESPP Broker”) to hold such Shares for the Participant’s ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the Participant (or for the benefit of the Participant and his or her spouse, as designated by the Participant on his or her subscription agreement).

9. Withdrawal from Plan.

(a)	Withdrawal not in connection with Interruption or Termination of Continuous Service Status.

i.	A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by giving written notice to the Company. All of the Participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her ESPP Option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

ii.	A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

(b)	Withdrawal in connection with Interruption or Termination of Continuous Service Status. In the event an Employee fails to remain in Continuous Service Status during the Offering Period in which he or she is participating, he or she will be deemed to have elected to withdraw from the Plan and any ESPP Option he or she holds to purchase Shares under the Plan terminated. Upon termination of a Participant’s Continuous Service Status prior to the Purchase Date of an Offering Period for any reason, including death or retirement, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Article I, Section 8.

10. Stock

If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which ESPP Options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising ESPP Options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising ESPP Options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Article I, Section 7. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

APPENDIX C

SonoSite, Inc.
Charter of the Audit Committee of the Board of Directors
Effective Date October 21, 2002; amended February 11, 2004 and March 8, 2005

I. Audit Committee Purpose

The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board”) of SonoSite, Inc. (the “Company”) in fulfilling its oversight of:

•	The quality and integrity of the Company’s financial statements.

•	The qualifications, independence and performance of the Company’s independent auditors and internal audit function.

•	The Company’s compliance with legal and regulatory requirements.

The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in the Charter or otherwise assigned to it by the Board.

As the Committee deems necessary, it may retain and oversee independent counsel and other advisors and cause the Company to provide funding as the Committee shall determine to be appropriate in carrying out its duties.

II. Audit Committee Composition and Meetings

The Committee shall consist of three or more members of the Board who shall be appointed by the Board and shall serve until their successors are duly appointed and qualified. The Board shall have the power at any time to change the membership of and fill vacancies on the Committee, subject to such new member(s) satisfying the membership requirements below. The Board shall designate the chairperson of the Committee.

No member of the Committee shall serve on more than two other audit committees of publicly traded companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on this Committee.

Each Committee member shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, and the applicable rules and regulations of the SEC, and shall meet the independence and financial literacy requirements of the Nasdaq Stock Market. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall be a “financial expert” in accordance with such regulations as may be applicable to the Company from time to time.

The Committee shall meet at least once every fiscal quarter and may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a chairperson, the members of the Committee may appoint from among their number a person to preside at their meetings. The majority of the members of the Committee shall constitute a quorum.

The Committee shall meet at least quarterly in separate executive sessions with management and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications arrangements by means of which all persons participating in the meetings can hear each other.

III. Audit Committee Responsibilities and Duties

Independent Auditors

1)	The appointment and termination (subject, if applicable, to shareholder ratification), compensation, evaluation and oversight of the independent auditor employed by the Company for the purpose of preparing or issuing an audit report. The independent auditor will report directly to the Audit Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the stockholders of the Company. The Committee will be responsible for the resolution of any disagreements between management and the independent auditor regarding accounting and financial reporting matters.

2)	Pre-approve the retention of the independent auditor for all audit, review or attest engagements and all non-audit services as the independent auditor is permitted to provide the Company and approve fees for such services. Any member of the Committee may pre-approve additional proposed audit and non-audit services and fees that arise between Audit Committee meetings, provided, that the decision to pre-approve the service is presented at the next scheduled Committee meeting. In considering whether to pre-approve any non-audit services, the Committee shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

3)	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

4)	Review the letter and written disclosures from the independent auditor consistent with the Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company. Discuss such reports with the auditor with respect to the auditor’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

5)	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit. Items included in this discussion include:

•	The auditors’ responsibility under the standards of the Public Company Accounting Oversight Board (U.S.);

•	Significant accounting policies;

•	Management judgments and accounting estimates;

•	Audit adjustments;

•	The quality of accounting policies and alternative treatments;

•	Other information in documents containing audited financial statements;

•	Disagreements with management;

•	Consultation with other accountants by management;

•	Major issues discussed with management prior to retention; and

•	Difficulties encountered in performing the audit.

6)	Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor, including a review and evaluation of the lead partner, to the full Board.

Financial Statements and Disclosure

7)	Prior to filing any periodic report, meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Result’s of Operations” and the results of the independent auditor’s review and to discuss any off-balance sheet structures and significant issues encountered in the course of audit work, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls.

8)	Regularly review with the independent auditor any audit problems or difficulties and management’s responses, including adjustments noted or proposed by the independent auditor but not taken (as immaterial or otherwise) by management and any management or internal control letters issued or proposed to be issued by the auditor.

9)	Based on its review and discussions, the Committee shall recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

10)	Review earnings press releases in advance including a review of financial information and earnings guidance.

Periodic Assessment of Accounting Principles and Internal Control

11)	Review and discuss reports from the independent auditors regarding (a) all critical accounting policies and practices to be used, (b) all alternative accounting treatments of financial information permitted within GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of using such alternative treatments and disclosures and the treatment preferred by the independent auditors; (c) any significant changes in the Company’s accounting policies and practices and (d) any accounting and financial reporting proposals that may have a significant effect on the Company’s financial reports.

12)	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

13)	Review and discuss with management and the independent auditor management’s internal control report prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act. Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal control.

Regulatory and Legal Compliance

14)	At least annually, review with the Company’s senior regulatory official, any regulatory matters that could have a material impact on the financial statements or the compliance with applicable laws and regulations of the Company and its subsidiaries, and any material inquiries received from regulators or governmental agencies.

15)	At least annually, review with the Company’s general counsel, any legal matters that may have a material impact on the financial statements or the compliance with applicable laws and regulations of the Company and its subsidiaries, and any material inquiries received from regulators or governmental agencies.

Reporting and Evaluation

16)	Approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

17)	Provide minutes of the Committee meetings to the Board and report to the Board with respect to (1) the quality or integrity of the Company’s financial statements, (2) the performance and independence of the Company’s independent auditor and (3) the Company’s compliance with legal and regulatory requirements.

18)	Review and re-assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

19)	Periodically perform a self-assessment of the Committee’s performance and make applicable recommendations.

Complaint Procedures

20)	Establish and maintain procedures for:

(a)	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	The confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Related-Party transactions

21)	Review and approve, prior to execution, all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Information Technology

22)	Review the scope of significant information technology projects.

SONOSITE, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to SonoSite, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SONOS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SONOSITE, INC.

The board of directors recommends a vote “FOR” the nominees.

1.	Election of 9 directors Nominees: 01) Kirby L. Cramer 02) Kevin M. Goodwin 03) Edward V. Fritzky 04) Steven R. Goldstein, M.D. 05) Robert G. Hauser, M.D.	06) William G. Parzybok, Jr. 07) Jeffrey Pfeffer, Ph.D. 08) Richard S. Schneider, Ph.D. 09) Jacques Souquet, Ph.D.			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

The board of directors recommends a vote “FOR” Proposals 2, 3 and 4.

Vote On Proposals		For	Against	Abstain

2.	Ratification of appointment of independent registered public accounting firm	☐	☐	☐
Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If the shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

3.	Approval of the 2005 Stock Incentive Plan	☐	☐	☐

4.	Approval of the 2005 Employee Stock Purchase Plan	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date

SONOSITE, INC.

This Proxy is solicited by the Board of Directors for the
Annual Meeting of Shareholders – April 26, 2005

The undersigned hereby appoint(s) Kevin M. Goodwin, Michael J. Schuh and Kathryn Surace-Smith and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of SonoSite, Inc., held of record by the undersigned on March 8, 2005, at the annual meeting of shareholders of SonoSite to be held at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904 at 8:00 a.m. on Tuesday, April 26, 2005, with authority to vote upon the matters listed on the reverse side and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN AND “FOR” THE APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN.